EXHIBIT 2.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

dated as of March 29, 2016
by and between

GE Capital US Holdings, Inc., as Seller,

and

Western Alliance Bank, as Buyer

i

EXHIBITS

Exhibit A	Definitions
Exhibit B	Illustrative Calculation of Loan Portfolio Purchase Price Amount based on Signing Date Portfolio Tape
Exhibit C	Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit D	Form of Allonge

This ASSET PURCHASE AGREEMENT, dated as of March 29, 2016 (the “Agreement Date”), is made by and between GE Capital US Holdings, Inc., a Delaware corporation (“Seller” and, together with the Seller Designees permitted pursuant to this Agreement, the “Seller Parties”), and Western Alliance Bank, an Arizona corporation (“Buyer” and, together with Seller, the “Parties”).

PRELIMINARY STATEMENTS

A.Seller owns or controls, directly or indirectly, each of the other Seller Parties.

B.The Seller Parties desire to sell to Buyer, and Buyer desires to purchase from the Seller Parties, all of the Transferred Assets (as hereafter defined), and Buyer desires to assume the Assumed Liabilities (as hereafter defined), in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement have the meanings specified in Exhibit A.

ARTICLE II
PURCHASE AND SALE; CLOSING

Section 2.01. Purchase and Sale of Transferred Assets.

(a)Transferred Assets. On the terms and subject to the conditions set forth in this Agreement, and subject to Section 2.02, at the Closing, each of the applicable Seller Parties shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from each such Seller Party, free and clear of all Liens (except for Permitted Liens) all of such Seller Party’s right, title and interest in, to and under the following assets, properties and rights of the Seller Parties as the same shall exist immediately prior to the Closing (collectively, the “Transferred Assets”):

(i)all rights with respect to the Assumed Loans and all rights under the Credit Agreements reflected on the Cut-Off Date Portfolio Tape (the “Assumed Credit Agreements”) and the related Loan Documents, including all amounts due and payable from the Obligors in respect of the Assumed Credit Agreements and the related Loan Documents;

(ii)all rights to act as Credit Agreement Agent or subagent, as applicable, with respect to any Assumed Credit Agreement solely to the extent such rights are transferred to Buyer at or after Closing as contemplated in Section 6.07;

(iii)(A) all transaction files, documents, instruments, notices, correspondence, papers, books and records, diligence materials (whether in paper, digital or other tangible or intangible form) that relate to any Assumed Credit Agreement, including all credit memos and other credit files related to the Obligors under the Assumed Credit Agreements, and (B) subject to Buyer’s compliance with its obligations in the Employee Matters Agreement, personnel and employment records in each case that are owned solely or jointly by the Seller Parties and related to the Transferred Employees (collectively, the “Transferred Books and Records”), it being understood and agreed that Transferred Books and Records shall also include customer lists, compilations of industry data and other marketing materials, in each case related exclusively to Seller’s limited service hotel lending business to the extent currently used by Seller and maintained by Seller on a segregated basis (separate and apart from other customer and industry segments); provided, however, that in no event shall the Transferred Books and Records include (A) any books and records or other materials of or in the possession of the Seller Parties that (x) any of the Seller Parties are required by Law to retain (copies of which, to the extent related to any Assumed Credit Agreement and as permitted by Law, will be provided to Buyer), (y) any of the Seller Parties are prohibited by Law (including 12 C.F.R. § 261.20 or 12 C.F.R. § 309.6, which prohibit the disclosure of, among other things, bank regulatory examination reports, nonpublic bank regulatory ratings and nonpublic bank regulatory correspondence) from delivering to Buyer, including any books and records, reports, information or other materials that disclose in any manner the contents of any other books and records, reports, information or other materials that the Seller or any of its Affiliates is prohibited by Law (including 12 C.F.R. § 261.20 or 12
C.F.R. § 309.6) from delivering to Buyer, or (z) would be in conflict with any contractual obligation of any of the Seller Parties, or (B) any copies of any books and records that Seller and its Affiliates retain pursuant to Section 7.02(a);

(iv)all accounts, notes, receivables, prepayments, prepaid charges, protective advances, deposits, fees and interest exclusively arising from, to the extent relating to or held in respect of, directly or indirectly, an Assumed Credit Agreement;

(v)to the extent included in the determination of the Closing Purchase Price or the Final Purchase Price Statement, all expenses that have been prepaid by a Seller Party to the extent relating to an Assumed Credit Agreement;

(vi)the assets, rights and properties expressly to be transferred pursuant to the Employee Matters Agreement; and

(vii)	the Backlog.

For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Transferred Assets shall not include any Confidential Supervisory Information, as defined at 12 C.F.R. § 261.2(c).

(b)Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, and subject to the exclusions set forth in Section 2.01(c), as partial consideration for the Transferred Assets, Buyer shall, effective at the Effective Time, assume and thereafter timely pay, discharge and perform in accordance with their terms, the following, and only the following, Liabilities of the Seller Parties, as the same shall exist from and after the Effective Time (collectively, the “Assumed Liabilities”):

(i)all Liabilities reflected as a credit on the Final Purchase Price Statement;

(ii)all Liabilities to the extent arising from any of the Assumed Credit Agreements from and after the Effective Time (it being understood and agreed that Buyer is assuming all future funding obligations in respect of any of the Assumed Credit Agreements);

(iii)all Liabilities for Taxes imposed on Buyer that are allocable to a Post-Closing Tax Period in accordance with Section 9.02 with respect to the ownership of any of the Transferred Assets;

(iv)all Transfer Taxes for which Buyer is liable pursuant to Section 9.05;

(v)the Backlog (it being understood and agreed that Buyer is assuming all future funding obligations in respect of the Backlog);

(vi)all Liabilities expressly transferred to or assumed by Buyer or its Affiliates pursuant to the Employee Matters Agreement and all Liabilities arising from or relating to the employment, termination of employment or employment practices with respect to the Business Employees accruing after the Effective Time, except as specifically assumed or retained by the Seller Parties pursuant to the Employee Matters Agreement;

(vii)all accrued but unpaid expenses relating to Transferred Employees (including any accrued but unpaid bonus, incentive compensation and other employee-related expenses), as finally determined and to the extent reflected as a credit on the Final Purchase Price Statement; and

(viii)all accrued and unpaid charges, fees and expenses, to the extent arising out of activities occurring after the Effective Time related to the Assumed Credit Agreements.

(c)Excluded Liabilities. Notwithstanding anything to the contrary herein, it is expressly understood and agreed that Buyer shall not assume or have any responsibility for any Liability of Seller or any of its Affiliates not expressly assumed as an Assumed Liability, and, as between Buyer and Seller, Seller or its applicable Affiliate shall retain all Liabilities of Seller and its Affiliates other than the Assumed Liabilities, including the following (collectively, the “Excluded Liabilities”):

(i)all Liabilities of Seller and its Affiliates to the extent arising from any of the Transferred Assets, including without limitation the Assumed Loans and the Assumed Credit Agreements, prior to the Effective Time;

(ii)all Liabilities for Taxes imposed (A) on the Seller Parties, (B) in the Pre-Closing Tax Period with respect to the ownership of the Transferred Assets in accordance with Section 9.02, and (C) on entities other than the Seller Parties imposed on the Seller Parties, or for which the Seller Parties may otherwise be liable, as a result of the Seller Parties having been a member of an affiliated, combined or unitary group prior to the Closing Date (including such Taxes for which the Seller Parties may otherwise be liable pursuant to Treasury Regulations Section 1.1502-6 or any similar provision);

(iii)all Transfer Taxes for which Seller is liable pursuant to Section 9.05; and

(iv)any Liability (including, without limitation, any Liability under or relating to the Seller Plans) that has not been expressly transferred to or assumed by Buyer pursuant to Section 2.01(b)(vi) or Section 2.01(b)(vii).

Section 2.02. Assignment of Certain Transferred Assets.

(a)Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without a Third Party Consent, would constitute a breach or other contravention thereof or a violation of Law, unless and until such Third Party Consent is obtained. Subject to Section 6.04 and Section 6.05, the Parties will use their respective commercially reasonable efforts to obtain any consent necessary for the transfer or assignment of any such Transferred Asset, claim, right or benefit to Buyer.

(b)If, as of the fifth Business Day prior to the Closing Date, any Third Party Consent in respect of a Transferred Asset has not yet been obtained, or if an attempted transfer or assignment of any Transferred Asset would be ineffective or a violation of Law, the Seller Parties and Buyer will (on behalf of themselves and their Affiliates), subject to Section 6.04, to the maximum extent permitted under such Transferred Asset and applicable Law and except with respect to any rights to act as Credit Agreement Agent (which rights are the subject of Section 6.07), enter into an arrangement under which Buyer would, in compliance with Law, obtain substantially all of the material rights and benefits and assume the obligations and bear the economic burdens associated with such Transferred Asset, claim, right or benefit in accordance with this Agreement (a “Participation Arrangement”). With respect to any Transferred Asset that is not a Credit Agreement or with respect to any Credit Agreement with respect to which a Participation Arrangement is prohibited by the terms thereof, such arrangements will include by subcontracting, sublicensing or subleasing to Buyer such Transferred Asset, claim, right or benefit or by entering into an arrangement under which (i) the Seller Parties would enforce, upon Buyer’s request, for the benefit (and at the expense) of Buyer any and all of their rights against a third party (including any Government Authority) associated with such Transferred Asset, claim, right or benefit, (ii) the Seller Parties would promptly pay to Buyer when received all monies received by them under any such Transferred Asset, claim, right or benefit net of the Seller Parties’ actual, out-of-pocket expenses incurred in connection with any assignment contemplated by this Section 2.02(b), and (iii) Buyer would perform or cause to be performed (at its expense) all of the Seller Parties’ obligations thereunder. Notwithstanding anything to the contrary in the foregoing and except as otherwise agreed in any Participation Arrangement, the Seller Parties shall have no obligations under this Section 2.02 after the date that is 90 days following the Closing Date.

(c)For the avoidance of doubt, any asset, claim, right or benefit subject to a Participation Arrangement shall be deemed to be a Transferred Asset for all purposes under this Agreement.

Section 2.03. Closing. The closing of the sale and purchase of the Transferred Assets and the assumption of the Assumed Liabilities (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022, at 9:00 a.m. (Eastern Time) on the date that is 5 Business Days after the satisfaction or written waiver (to the extent permitted by applicable Law) of the Closing Conditions in accordance with Article X (other than those Closing Conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those Closing Conditions at such time), or on such other date or at such other time or place as the Parties may agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” For all purposes under this Agreement and each other Transaction Agreement, (a) all matters at the Closing will be considered to take place simultaneously and (b) the Closing shall be deemed effective as of the Effective Time.

ARTICLE III
PURCHASE PRICE

Section 3.01. Purchase Price. The aggregate consideration to be paid by Buyer to Seller
(for the benefit of the Seller Parties) for the sale of all of the Transferred Assets and the assumption of the Assumed Liabilities in this Agreement shall be an amount in cash equal to the Loan Portfolio Purchase Price Amount, as such amount may be adjusted as a result of Credit Accounts and Net Accruals, if any, pursuant to Sections 3.03, 3.05, 3.06 and 3.07 (as so adjusted, the “Purchase Price”). For purposes of illustration only and assuming (i) the statement attached as Exhibit B with respect to the Signing Date Portfolio Tape was the Closing Notice, and (ii) for purposes of calculating the Loan Portfolio Purchase Price Amount, that the Closing Date was February 29, 2016, the Loan Portfolio Purchase Price Amount would have been $1,308,472,123.

Section 3.02. Closing Deliverables. At the Closing:

(a)Seller shall deliver or cause to be delivered to Buyer the following (“Seller Closing Deliverables”):

(i)a receipt for the Closing Payment, duly executed by each Seller Party;

(ii)a counterpart of the Intellectual Property License Agreement, in a form that Seller and Buyer shall mutually agree to prior to Closing (the “Intellectual Property License Agreement”), duly executed by the applicable Seller Parties thereto;

(iii)a counterpart of the Transition Services Agreement, in a form that Seller and Buyer shall mutually agree to prior to Closing (the “Transition Services Agreement”), duly executed by the applicable Seller Parties thereto;

(iv)a counterpart of the Bill of Sale, Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit C (the “Bill of Sale, Assignment and Assumption Agreement”), duly executed by the Seller Parties that are to transfer Transferred Assets to Buyer at the Closing;

(v)with respect to each Assumed Loan, the original Loan Note (or an original lost note affidavit in a form reasonably acceptable to Buyer) duly endorsed to the order of Buyer by an Allonge;

(vi)a certificate of non-foreign status that complies with Section 1445 of the Code, duly executed by Seller and each Seller Party that transfers Transferred Assets to Buyer at the Closing;

(vii)	the Cut-Off Date Portfolio Tape;

(viii)a certificate, dated the Closing Date, signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 10.02(a) have been satisfied; and

(ix)	electronic copies of the Additional Loan Documents.

(b)Buyer shall deliver or cause to be delivered to Seller the following (“Buyer Closing Deliverables”):

(i)the Closing Payment, as specified in the Closing Notice, by wire transfer of immediately available funds, to an account or accounts as directed by Seller in the Closing Notice;

(ii)	all required Transfer Tax stamps and transfer forms (if any);

(iii)a counterpart of the Intellectual Property License Agreement, duly executed by Buyer;

(iv)a counterpart of the Transition Services Agreement, duly executed by Buyer;

(v)a counterpart of the Bill of Sale, Assignment and Assumption Agreement, duly executed by Buyer; and

(vi)a certificate, dated the Closing Date, signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 10.01(a) have been satisfied.

Section 3.03. Purchase Price Adjustment. If any of the Seller Parties maintains a suspense account, customer or commitment deposit account or impound or reserve account in relation to any Assumed Credit Agreement (the “Credit Accounts”), the applicable Seller Party shall retain the applicable funds in the Credit Accounts at Closing and Seller shall provide Buyer a credit for the aggregate amount of funds in the Credit Accounts (the “Credit Account Balance”).

Section 3.04. Closing Payment.

(a)No fewer than 4 Business Days before the Closing Date, Seller shall prepare and deliver to Buyer a statement in the format set forth in Exhibit B (the “Estimated Closing Statement”) setting forth (i) a good faith estimate of the Loan Portfolio Purchase Price Amount (the “Estimated Loan Portfolio Purchase Price Amount”), (ii) a statement of the estimated aggregate amounts of funds in the Credit Accounts as of the Effective Time, prepared in accordance with GAAP (“Estimated Credit Account Balance”), and (iii) a statement of the estimated Net Accruals, prepared in accordance with GAAP (the “Estimated Net Accruals”), and provide Buyer with a notice (the “Closing Notice”) that includes the following:

(i)the amount to be paid by Buyer to Seller (for the benefit of the Seller Parties) at the Closing, which shall be equal to (A) the Estimated Loan Portfolio Purchase Price Amount, plus (B) the Estimated Net Accruals, minus (C) the Estimated Credit Account Balance (the “Closing Payment”); and

(ii)the account or accounts to which Buyer shall pay the Closing Payment pursuant to Section 3.04(a)(i).

(b)At the Closing, Buyer shall pay to Seller (for the benefit of the Seller Parties) the Closing Payment. The Closing Payment and the other payments made to Seller under this Agreement shall be paid to Seller for its own account and as agent for the account of the other Seller Parties.

Section 3.05. Post-Closing Statements.

(a)As promptly as practicable (but no later than 75 days after the Closing Date), Buyer shall prepare and deliver to Seller an update to the Estimated Closing Statement in the format set forth in Exhibit B (such statement, the “Adjustment Statement”) setting forth in reasonable detail (i) the Loan Portfolio Purchase Price Amount, (ii) the Credit Account Balance, prepared in accordance with GAAP, (iii) the Net Accruals, prepared in accordance with GAAP, and (iv) the total amount payable at the Closing (such amount, the “Closing Purchase Price”), in each case based on information available as of the preparation date. The Adjustment Statement shall include supporting schedules, working papers and all other relevant details to enable a detailed review by Seller thereof.

(b)If Buyer does not deliver to Seller the Adjustment Statement and the other materials referred to in Section 3.05(a) within 75 days after the Closing Date, then (at Seller’s election, and without limiting any other remedies Seller may have) Buyer may not thereafter deliver the Adjustment Statement and the other materials referred to in Section 3.05(a) and, at the election of Seller, in its sole discretion, either (i) Seller may prepare and present such materials to Buyer within an additional 75 days or (ii) the Estimated Closing Statement shall become conclusive and binding on the Parties and shall be deemed to be the Final Purchase Price Statement. If Seller elects pursuant to the immediately preceding sentence to prepare the Adjustment Statement, then all subsequent references in this Section 3.05 (other than those in Section 3.05(d)), and all references in Section 3.06, to Buyer and Seller, respectively, shall be read as references to Seller and Buyer, respectively. In connection with Seller’s preparation of the Adjustment Statement, to the extent Seller does not have all relevant information in its possession, Buyer shall promptly, and in any event within such time frame as reasonably required by Seller, make available to Seller and its Representatives all relevant information and the individuals in Buyer’s and Buyer’s Affiliates’ employ who are responsible for and knowledgeable about the information to be used in the preparation of the Adjustment Statement to respond to the reasonable inquiries of, or requests for information by, Seller or its Representatives.

(c)During the 75-day period immediately following Seller’s receipt of the Adjustment Statement and the other information referred to in Section 3.05(a) (the “Review Period”), Seller and its Representatives shall be permitted to review Buyer’s work papers, and all books and records of Buyer and its Affiliates used or useful in the review of the Adjustment Statement, and Buyer shall promptly, and in any event within such time frame as reasonably required by Seller, make available the individuals in its and its Affiliates’ employ or engagement who are responsible for and knowledgeable about the information used in, and the preparation of, the Adjustment Statement to respond to the reasonable inquiries of, or requests for information by, Seller or its Representatives.

(d)Buyer agrees that, following the Closing through the date that the Final Purchase Price Statement becomes conclusive and binding upon the Parties in accordance with this Article III, it will not (and will cause its Affiliates not to) take any actions with respect to any books, records, policies or procedures on which the Adjustment Statement is based or on which the Final Purchase Price Statement is to be based that would impede or delay the determination of the amount of the Closing Purchase Price or the preparation of the Notice of Disagreement or the Final Purchase Price Statement in the manner and utilizing the methods required by this Agreement.

Section 3.06. Reconciliation of Post-Closing Statements.

(a)The Adjustment Statement shall become conclusive and binding on the Parties and shall be deemed to be the Final Purchase Price Statement, unless Seller notifies Buyer in writing (the “Notice of Disagreement”) before the expiration of the Review Period that Seller does not agree with the Adjustment Statement or the Closing Purchase Price set forth therein. The Notice of Disagreement shall set forth the basis for such dispute, the amounts involved and Seller’s determination of the amount of the Closing Purchase Price and shall include supporting schedules, working papers and all other relevant details to enable a detailed review by Buyer thereof.

(b)During the 30-day period immediately following the delivery of a Notice of Disagreement (the “Consultation Period”), Seller and Buyer shall seek in good faith to resolve all differences that they may have with respect to the matters specified in the Notice of Disagreement.

(c)If, at the end of the Consultation Period, Seller and Buyer have been unable to resolve all differences that they may have with respect to the matters specified in the Notice of Disagreement, Seller and Buyer shall each have the right to submit all (but not less than all) matters that remain in dispute with respect to the Notice of Disagreement (along with copies of the Adjustment Statement and Notice of Disagreement marked to indicate those line items that are not in dispute) to Deloitte LLP, or if Deloitte LLP is unable or unwilling to serve in such capacity, PricewaterhouseCoopers LLP (and if both Deloitte LLP and PricewaterhouseCoopers LLP are unable or unwilling to serve in such capacity, such other globally recognized accounting firm as shall be agreed upon in writing by Seller and Buyer) (the “Independent Accounting Firm”). The Parties shall instruct the Independent Accounting Firm to, within 40 days after the selection of the Independent Accounting Firm, evaluate the appropriate amount of each line item in the Adjustment Statement as to which Seller and Buyer disagree as set out in the Notice of Disagreement, and make a final determination in writing, binding on the Parties, of the appropriate amount with respect to each such line item by selecting in its entirety for such line item either the position submitted by Seller or the position submitted by Buyer pursuant to this Section 3.06(c) that the Independent Accounting Firm believes is, or is closest to, the most accurate calculation with respect to such disputed line item. The Independent Accounting Firm shall not consider any issues not raised in the Adjustment Statement or the Notice of Disagreement. A copy of all materials submitted to the Independent Accounting Firm pursuant to this Section 3.06(c) shall be provided by Seller or Buyer, as applicable, to the other Party concurrently with the submission thereof to the Independent Accounting Firm. The Independent Accounting Firm shall adopt in its entirety the position of one of the Parties on each disputed line item and shall not choose any other figure for any such disputed line item but, for the avoidance of doubt, may adopt one Party’s position on some line items and the other Party’s position on other line items. During such determination period, the Independent Accounting Firm also shall (i) prepare a statement setting forth the Closing Purchase Price based upon all line items not disputed by the Parties and the line items determined by the Independent Accounting Firm and (ii) determine the amount of the Closing Purchase Price reflected on such statement, in each case, in accordance with GAAP, which determination shall be conclusive and binding on the Parties. The statement of the Closing Purchase Price that is conclusive and binding on the Parties, as determined either through agreement of the Parties pursuant to Section 3.06(b), or through the action of the Independent Accounting Firm pursuant to this Section 3.06(c), or as provided in Section 3.05(b) or Section 3.06(a) is referred to as the “Final Purchase Price Statement.” Judgment may be entered upon the determination of the Independent Accounting Firm by any court referred to in Section 13.12. Such determination shall be final and binding on the parties as to any factual, accounting, legal, procedural and other issues to the same extent as an arbitration award under the Federal Arbitration Act.

(d)The cost of the Independent Accounting Firm’s review and determination shall be borne by the Party whose aggregate position with respect to the Closing Purchase Price is further from the Closing Purchase Price as determined by the Independent Accounting Firm pursuant to Section 3.06(c) and set forth in the Final Purchase Price Statement or, if the aggregate positions of each Party with respect to the Closing Purchase Price are equidistant from the Closing Purchase Price as determined by the Independent Accounting Firm pursuant to Section 3.06(c), then the cost of the Independent Accounting Firm’s review and determination shall be borne equally by the Parties. During the review by the Independent Accounting Firm, Buyer and Seller and their respective accountants will each make available to the Independent Accounting Firm interviews with such individuals, and such information, books and records and work papers, as may be reasonably required by the Independent Accounting Firm to fulfill its obligations under Section 3.06(c); provided, however, that the accountants of Seller or Buyer shall not be obligated to make any work papers available to the Independent Accounting Firm except in accordance with such accountants’ normal disclosure procedures and then only after the Independent Accounting Firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

Section 3.07. Post-Closing Adjustment. For purposes of this Agreement, “Post-Closing Adjustment” means (a) the amount of the Closing Purchase Price set forth in the Final Purchase Price Statement less (b) the Closing Payment. If the Post-Closing Adjustment is a positive amount, then Buyer shall pay in cash to Seller the amount of the Post-Closing Adjustment, in accordance with Section 3.08. If the Post-Closing Adjustment is a negative amount, then Seller (on behalf of itself and as agent for the account of the other Seller Parties) shall pay in cash to Buyer the amount of the Post-Closing Adjustment, in accordance with Section 3.08. Any such payment shall be made within 3 Business Days after the Final Purchase Price Statement becomes final.

Section 3.08. Payments and Computations. Except for the payment of the Closing Payment (which shall be paid at the Closing), each Party shall make each payment due to another Party not later than 11:00 a.m. (Eastern Time) on the day when due. All payments (including the Closing Payment) shall be paid by wire transfer of immediately available funds to the account or accounts designated in advance by the Party receiving such payment and shall be free and clear of any withholding Taxes.

Section 3.09. Tax Treatment. Buyer, on the one hand, and the Seller Parties, on the other hand, agree that each Party shall be entitled to make its own determination as to whether the sale and transfer of the Transferred Assets constitutes an “applicable asset acquisition” within the meaning of Section 1060 of the Code, and notwithstanding anything to the contrary in this Agreement, neither shall have any liability to the other with respect to any position taken on any Tax Returns with respect to such treatment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that, except as set forth in the
Disclosure Schedules:

Section 4.01. Organization and Good Standing. Each Seller Party is a corporation or other entity duly incorporated, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of incorporation, formation, or organization, as applicable, and has all requisite corporate or other appropriate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Seller Party is duly qualified or authorized to do business as a foreign corporation or other entity and each Seller Party is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not materially impair or delay the ability of the Seller Parties to consummate the Seller Transactions or otherwise perform their respective obligations under the Seller Transaction Agreements to which such Seller Party is a party. No Seller Party is currently in default under or in violation of any provision of its Governing Documents, and each Seller Party has at all times been operated in compliance with all provisions of its Governing Documents, except where any failure to be in compliance would not materially impair or delay the ability of the Seller Parties to consummate the Seller Transactions or otherwise perform their respective obligations under the Seller Transaction Agreements to which such Seller Party is a party.

Section 4.02. Authorization of Agreement. Each Seller Party has all requisite power and authority to execute and deliver this Agreement and the other Seller Transaction Agreements to which such Seller Party is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Seller Transaction Agreements to which such Seller Party is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other appropriate action on the part of each Seller Party. This Agreement and each of the other Seller Transaction Agreements to which such Seller Party is a party have been duly and validly executed and delivered by the each Seller Party and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon execution and delivery thereof, the other Seller Transaction Agreements will constitute, legal, valid and binding obligations of each Seller Party, enforceable against it in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

Section 4.03. No Conflict.

(a)The execution and delivery by each Seller Party of this Agreement and the other Seller Transaction Agreements to which such Seller Party is a party does not, and the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller Party with any of the provisions hereof or thereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, acceleration, modification or cancellation or require notification under, any provisions of (i) such Seller Party’s Governing Documents; (ii) any Assumed Credit Agreement or any other Loan Document to which such Seller Party is a party (subject to receipt of any Third Party Consents); or (iii) any applicable Law or any Order of any Government Authority applicable to such Seller Party or by which any of the properties or assets of such Seller Party is bound, other than in the case of clauses (ii) and (iii), such violations, defaults, terminations, accelerations, modifications, cancellations or notifications that are not, individually or in the aggregate, material.

(b)Each of the Assumed Credit Agreements and each related Loan Document is freely assignable by the applicable Seller Party to Buyer without the need for any Third Party Consent.

(c)To the extent any Seller Party serves as Credit Agreement Agent or subagent with respect to an Assumed Credit Agreement, such Credit Agreement Agent or subagent rights and responsibilities are freely assignable by the applicable Seller Party to Buyer without the need for any Third Party Consent or vote.

Section 4.04. Portfolio Information. The Portfolio Information set forth in the Signing Date Portfolio Tape is true, correct, complete and accurate in all material respects as of February 29, 2016. The Portfolio Information to be set forth in the Cut-Off Date Portfolio Tape shall be true, correct, complete and accurate in all material respects as of the close of business on the last Business Day of the month immediately preceding the Closing Date.

Section 4.05. Absence of Certain Changes or Events. As of the date hereof, except as contemplated by this Agreement or as set forth on Schedule 4.05, since February 29, 2016, there has not been any:

(a)sale, assignment, transfer, hypothecation, conveyance, lease, or other disposition or acquisition of any Transferred Asset, or mortgage, pledge, or imposition of any material Lien on any Transferred Asset;

(b)written waiver of any valuable right of the Seller Parties or cancellation of any indebtedness or claim held by the Seller Parties relating to any Assumed Credit Agreement;

(c)loan made by any Seller Party to any member, officer, director or manager of any Seller Party or any of the Business Employees; or

(d)	agreement by any Seller Party to do any of the foregoing.

Section 4.06. Absence of Litigation. As of the Agreement Date, no Actions are pending or, to the Knowledge of Seller, threatened in writing against the Seller Parties (a) relating to or affecting any Assumed Loan or any Assumed Credit Agreement or any related Loan Document; or (b) that challenge or seek to prevent, enjoin, impair or delay the Seller Transactions. To the Knowledge of Seller, no event has occurred or circumstance exists that would reasonably be expected to give rise to, or serve as a basis for, the commencement of any such Action.

Section 4.07. Compliance with Laws; Permits.

(a)Each Seller Party is, and at all times since January 1, 2013 has been, in material compliance with all Laws and Material Permits applicable to the Assumed Credit Agreements, including without limitation, Laws administered by the Office of Foreign Assets Control and The USA Patriot Act. No Seller Party has, at any time since January 1, 2013, received any written notice, order or other communication of any alleged, actual or potential liability or violation of or failure to comply with, or been charged with a material violation of any applicable Laws in any material respect.

(b)Each of the Material Permits is in full force and effect without any material default or violation thereunder in any material respect by any Seller Party or, to the Knowledge of Seller, by any other party thereto.

Section 4.08. Employment and Employee Benefits Matters.

(a)A true and accurate list as of the Agreement Date of the Business Employees, in each case, identifying names, job title, job location, date of hire and employer, has been made available to Buyer.

(b)Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due to any Business Employee or satisfy any prerequisite (whether exclusive or non-exclusive) to any payment or benefit to any Business Employee.

(c)As of the Agreement Date, no Seller Party is a party to any collective bargaining agreement that is applicable to the Business Employees. As of the Agreement Date, to the Knowledge of Seller, there are no formal organizational campaigns, petitions or other material unionization activities seeking recognition with respect to the Business Employees, and no material unfair labor practice charges or other complaints or union representation questions are before the National Labor Relations Board or other labor board or Government Authority that, in either case, would reasonably be expected to affect the Business Employees. As of the Agreement Date, no strikes, slowdowns or work stoppages are pending or, to the Knowledge of Seller, threatened with respect to the Business Employees, and no such strike, slowdown or work stoppage has occurred within the 3 years immediately preceding the Agreement Date.

(d)Except as would not reasonably be expected to result in any material liability to Buyer, with respect to the Business Employees, the Seller Parties and their respective Affiliates are in compliance in all material respects with all applicable Laws relating to the employment of the Business Employees and have paid in full all wages, salaries, commissions, other compensation and benefits and all levies, assessments, contributions and payments to third parties due to or on behalf of such employees. As of the Agreement Date, no material claim with respect to payment of wages, salary or overtime pay is pending or, to the Knowledge of Seller, threatened in writing before any Government Authority, with respect to any Business Employees. As of the Agreement Date, no material charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, is pending or, to the Knowledge of Seller, threatened before the U.S. Equal Employment Opportunity Commission or other Government Authority by any Business Employees. To the Knowledge of Seller, none of the Seller Parties or their respective Affiliates is subject to any pending investigation from any labor inspection or similar Government Authority with respect to the Business Employees, and no litigation is currently pending against the Seller Parties with respect to any Business Employees. No obligations of the Seller Parties to comply with any Order in respect of any Business Employees are outstanding or unsatisfied.

(e)Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by Seller in this Section 4.08 and the Employee Matters

Agreement are the sole and exclusive representations and warranties made regarding employees (including Business Employees) or other employment or employee benefits matters.

Section 4.09. Taxes.

(a)The Seller Parties have timely filed, or have had timely filed on their behalf, all material Tax Returns required to be filed by the Seller Parties in respect of the Transferred Assets (taking into account extensions to file such Tax Returns). All such Tax Returns to the extent related to the Transferred Assets are accurate in all material respects and all material Taxes due and owing by the Seller Parties in respect of the Transferred Assets (whether or not shown on such Tax Returns) have been paid.

(b)There are no Liens for Taxes on the Transferred Assets other than Permitted Liens.

(c)The Seller Parties have complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to the appropriate Government Authority in respect of the Transferred Employees.

(d)There are no current audits or examinations of, and no notice of audit or examination of, any Tax Return of the Seller Parties, in all cases to the extent arising out of the Transferred Assets and that relate to Taxes for which Buyer may be liable. The Seller Parties have not given nor has there been given on any Seller Parties’ behalf, a waiver or extension of any statute of limitations relating to the payment of Taxes, in all cases to the extent arising out of the Transferred Assets and that relate to Taxes for which Buyer may be liable.

(e)Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by Seller in this Section 4.09 are the sole and exclusive representations and warranties made regarding Taxes or other Tax matters.

Section 4.10. Brokers. Except for fees and expenses of Barclays Capital Inc. (the “Seller Banker”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Seller Parties or any of their respective Affiliates in connection with any Transaction. Seller is solely responsible for the investment advisory fees and expenses of the Seller Banker.

Section 4.11. Credit Agreements.

(a)Each Assumed Credit Agreement and the related Loan Documents (i) is valid, binding and enforceable against the Obligor thereunder in accordance with its written terms, except as may be limited by the Bankruptcy and Equity Exception, (ii) constitutes and arose out of a bona fide business transaction, (iii) was originated in all material respects in compliance with applicable Laws, (iv) is and has been at all times serviced in all material respects in compliance with applicable Laws, and (v) is, based solely on the applicable Lender Title Policy and without any independent investigation by the Seller Parties, and subject to the usual and customary exceptions set forth in such policies, secured by a valid, first priority and enforceable lien on the applicable Loan Property, and such lien is insured by a title insurance policy issued by a nationally recognized title insurance company (each, a “Lender Title

Policy”), which Lender Title Policy is in full force and effect, except in the case of this Section 4.11(a)(v) as may be limited by the Bankruptcy and Equity Exception, and, (A) all premiums therefor have been paid, (B) no facts or circumstances exist that would impair the applicable Seller Party’s coverage under such Lender Title Policy and (C) no claim has been made under any such Lender Title Policy. Upon completion of the conveyance contemplated hereby (and subject to receipt of any Third Party Consents), the applicable Seller Party will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to the Assumed Credit Agreements free and clear of any Lien created by or through any Seller Party in favor of a third party.

(b)Seller or one of the other Seller Parties is the sole owner of the Assumed Credit Agreements. Neither the Seller nor any other Seller Party has sold, assigned, transferred, encumbered, conveyed or pledged any Assumed Credit Agreement or the right to receive payments from any Assumed Credit Agreement to any third party.

(c)The Seller Parties have provided to Buyer true, correct and complete electronic copies of the Material Loan Documents. All amendments, modifications, waivers, extensions, cancellations and releases in respect of any Material Loan Document are in writing.

(d)(i) None of the Seller Parties has nor, to the Knowledge of Seller, has any other lender, agent or servicer, delivered written notice to any Obligor with respect to an Assumed Loan of an “Event of Default” with respect to the payment of principal or interest under such loan in the 12-month period immediately preceding the Agreement Date that remains uncured as of the Agreement Date; (ii) no Assumed Credit Agreement is currently subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, (iii) as of the Agreement Date and the Effective Time, none of the Seller Parties has, nor to the Knowledge of Seller, has any other lender, agent or servicer, executed any written satisfaction, cancellation or release that would operate to release (A) any Obligor from any material Liability with respect to the applicable loan or (B) any portion of the applicable Loan Property from the lien of the applicable Assumed Credit Agreement (except, in the case of the foregoing clauses (A) and (B), satisfactions, cancellations or releases expressly permitted under the terms of the applicable Assumed Credit Agreement in effect as of the date hereof by satisfaction of the conditions precedent listed in the applicable Assumed Credit Agreement or ordinary course release of funds from escrow or reserve accounts expressly in accordance with the terms of the applicable Assumed Credit Agreement), (iv) there is no litigation pending relating to the Assumed Credit Agreements or any related Loan Document to which any Seller Party is a party, either as plaintiff or defendant, (v) there are no bankruptcy actions against any Obligor, and (vi) no foreclosure, receivership or enforcement action by a Seller Party is pending with respect to or under any Assumed Credit Agreement or any related Loan Document. No Obligor has (x) contested in writing the validity or enforceability of, or purported to revoke, terminate or rescind, any provision of any Material Loan Document or (y) denied in writing that it has any further liability or obligation under any such Assumed Credit Agreement, in either case that remains unresolved.

(e)None of the Seller Parties is in breach of or default under any Assumed Credit Agreement, and no other event has occurred that, with notice and/or lapse of time, would constitute a default by any Seller Party thereunder.

(f)The Assumed Credit Agreements are not cross-collateralized or cross- defaulted with any other loans made by any Seller Party that are not Assumed Credit Agreements.

(g)To the Knowledge of Seller, no party is in continuing default with respect to its obligations under any intercreditor agreement, co-lender agreement, participation Agreement or similar agreements executed and delivered with respect to any Assumed Credit Agreement.

(h)Except as set forth in the Signing Date Portfolio Tape, there is no delinquency in respect of principal and interest under the Assumed Credit Agreements of more than thirty (30) days in any payment as of February 29, 2016. Except as set forth in the Cut-Off Date Portfolio Tape, there will be no delinquency in respect of principal and interest under the Assumed Credit Agreements of more than thirty (30) days in any payment as of the close of business on the last Business Day of the month immediately preceding the Closing Date.

(i)Except as set forth in the Signing Date Portfolio Tape, as of February 29, 2016, the Assumed Loans are fully funded and advanced, and no Person has any right to request, demand or receive any additional loan proceeds or future advances with respect to the Assumed Loans, nor are there any outstanding commitments to modify or restructure the Assumed Loans. Except as set forth in the Cut-Off Date Portfolio Tape, as of the close of business on the last Business Day of the month immediately preceding the Closing Date, the Assumed Loans will be fully funded and advanced, and no Person will have any right to request, demand or receive any additional loan proceeds or future advances with respect to the Assumed Loans, nor will there be any outstanding commitments to modify or restructure the Assumed Loans.

(j)No Seller Party has received any written notice of any material default, breach, violation or termination existing under any ground lease relating to any Assumed Credit Agreement.

(k)Based solely on the applicable Lender Title Policy and without any independent investigation by the Seller Parties, each Loan Mortgage was duly recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Obligor.

(l)The “know your customer” diligence with respect to the related Obligor under the Assumed Loans was done consistent with applicable Law and the Seller Parties’ past practice as of the time such loans were originated or acquired by the Seller Parties.

Section 4.12. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV (as modified by the Disclosure Schedules), none of the Seller Parties or any other Person has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of the Seller Parties or any of their Affiliates, including any representation or warranty regarding any Seller Party, any Transferred Assets, any Liabilities of any Seller Party, any Assumed Liabilities, any Transactions, any other rights or obligations to be transferred pursuant to the Transaction Agreements or any other matter, and the Seller Parties hereby disclaim all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of any Seller Party or any other Person. Except for the representations and warranties expressly set forth in this Article IV, each Seller Party hereby disclaims all Liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Buyer or any of Buyer’s Affiliates or any Representatives of Buyer or any of Buyer’s Affiliates, including omissions therefrom. Without limiting the foregoing, no Seller Party makes any representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to Buyer or any of its Affiliates or any Representatives of Buyer or any of its Affiliates regarding the success, profitability or value of the Transferred Assets.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

Section 5.01. Incorporation and Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Arizona and has the requisite corporate power to execute, deliver and perform its obligations under the Buyer Transaction Agreements (including the consummation of the Buyer Transactions). The execution, delivery and performance of the Buyer Transaction Agreements by Buyer have been duly authorized by all requisite corporate action on the part of Buyer, and no shareholder or other similar approval is required in connection with Buyer’s execution, delivery and performance of the Buyer Transaction Agreements. This Agreement has been, and upon execution and delivery thereof, the other Buyer Transaction Agreements will be, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon execution and delivery thereof, the other Buyer Transaction Agreements will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

Section 5.02. No Conflict. The execution and delivery by Buyer of this Agreement and the other Buyer Transaction Agreements does not, and the consummation of the transactions contemplated hereby or thereby, or compliance by Buyer with any of the provisions hereof or thereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, acceleration, modification or cancellation or require notification under, any provision of (i) Buyer’s Governing Documents; (ii) any contract or Permit to which Buyer is a party or by which any of the properties or assets of Buyer is bound; or (iii) any applicable Law or any Order of any Government Authority applicable to Buyer or by which any of the properties or assets of Buyer is bound, other than in the case of clauses (ii) and (iii), such violations, defaults, terminations, accelerations, modifications, cancellations or notifications that are, individually or in the aggregate, material.

Section 5.03. Consents and Approvals. The execution, delivery and performance by Buyer of the Buyer Transaction Agreements do not and will not require any Consent, waiver or other action by, or any filing with or notification to, any Government Authority by Buyer, except as may be necessary as a result of any facts or circumstances relating to any of the Seller Parties or any of their respective Affiliates.

Section 5.04. Absence of Restraints; Compliance with Laws.

(a)To the knowledge of Buyer, no facts or circumstances exist that would reasonably be expected to impair or delay the ability of Buyer to consummate the Buyer Transactions or otherwise perform its obligations under the Buyer Transaction Agreements.

(b)Buyer is not in violation of any Laws or Orders applicable to the conduct of its business, except for violations the existence of which would not reasonably be expected to impair or delay the ability of Buyer to consummate the Buyer Transactions or otherwise perform its obligations under the Buyer Transaction Agreements.

Section 5.05. Financial Ability. Buyer has, and will have at the Closing, (a) sufficient immediately available funds and the financial ability to pay the Purchase Price and to pay any expenses incurred by Buyer in connection therewith and (b) the resources and capabilities (financial and otherwise) to perform its obligations under the Buyer Transaction Agreements and in each case to pay any expenses incurred by Buyer in connection therewith. Buyer has not incurred, and is not contemplating or aware of, any obligation, commitment, restriction or other Liability of any kind, in each case that would impair or adversely affect such resources, funds or capabilities.

Section 5.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Buyer or any of Buyer’s Affiliates in connection with any Transaction.

Section 5.07. Solvency. Immediately after giving effect to the consummation of the Transactions (including any financings being entered into in connection therewith):

(a)the fair saleable value (determined on a going concern basis) of the assets of Buyer and its Subsidiaries will be greater than the total amount of their Liabilities;

(b)Buyer and its Subsidiaries will be solvent and able to pay their respective debts and obligations in the ordinary course of business as they become due;

(c)no transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any of Buyer and its Subsidiaries in connection with the Transactions. Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured; and

(d)Buyer and its Subsidiaries will have adequate capital to carry on their respective businesses and all businesses in which they are about to engage.

Section 5.08. Investigation. Buyer acknowledges and agrees that it (a) has completed such inquiries and investigations as it has deemed appropriate into, and, based thereon, has formed an independent judgment concerning, the Transferred Assets, the Assumed Liabilities and the Transactions, and any other rights or obligations to be transferred or assumed, directly or indirectly, pursuant to the Transaction Agreements and (b) has been furnished with, or given access to, all such projections, forecasts, estimates, appraisals, statements, promises, advice, data or information about the Seller Parties, the Transferred Assets, the Assumed Liabilities and any other rights or obligations to be transferred or assumed, directly or indirectly, pursuant to the Transaction Agreements, as it has requested. Buyer further acknowledges and agrees that (x) the only representations and warranties made by the Seller Parties are the representations and warranties expressly set forth in Article IV (as qualified by the Disclosure Schedules) and Buyer has not relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of Seller or any of its Affiliates, any Representatives of Seller or any of its Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through the Seller Banker, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that Buyer will not have any right or remedy arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information and (y) any claims Buyer may have for breach of any representation or warranty shall be based solely on the representations and warranties of Seller expressly set forth in Article IV (as qualified by the Disclosure Schedules). Except as otherwise expressly set forth in this Agreement, Buyer understands and agrees that the Transferred Assets and the Assumed Liabilities are being furnished on an “AS-IS” and “WHERE-IS” basis, subject to the representations and warranties contained in Article IV (as qualified by the Disclosure Schedules).

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.01. Conduct During Pre-Closing Period.

(a)Except as may be in process on the Agreement Date, during the Pre- Closing Period, Seller shall not, and shall cause the other Seller Parties not to, without the prior written consent of Buyer (which consent shall in each case be granted or denied within five (5) Business Days of any written request from Seller and in the event no response is given by Buyer within such five (5) Business Day period, Buyer shall be deemed to have consented to such request), (i) enter into any amendment to or modification of any of the Assumed Credit Agreements or any related Loan Document, (ii) waive any right it may have pursuant to any of the Assumed Credit Agreements or any related Loan Document, or agree to forebear from exercising any of its rights under the Assumed Credit Agreements, or grant any subordination or release of any security (including any guaranties or other recourse) or loan collateral with respect to any Assumed Loan (other than releases expressly permitted under the terms of the Loan Documents in effect as of the date hereof by satisfaction of the conditions precedent listed in the Loan Documents or ordinary course release of funds from escrow or reserve accounts expressly in accordance with the terms of the Loan Documents), (iii) release any Loan Property or other collateral from the lien of the Loan Documents, (iv) forgive any amounts due and owing by any Person under the Assumed Credit Agreements, (v) exercise any remedies available to it under the

Assumed Credit Agreements including, without limitation, the commencement of any foreclosure activities, or (vi) apply for, seek or consent to the appointment of a receiver for any of the Loan Property; provided, however, that to the extent any Seller Party does any of the foregoing after the Agreement Date without Buyer’s consent (or deemed consent) and Buyer notifies Seller of Buyer’s objection thereof in writing within five (5) Business Days of receipt of such notice, Buyer shall have the right, at Buyer’s option, to terminate this Agreement with respect to such Assumed Credit Agreement and not purchase the Assumed Credit Agreement so affected and Buyer shall have no other claims or rights against Seller under this Agreement with respect such affected Assumed Credit Agreement, and this Agreement shall otherwise be in full force and effect with respect to all the other Assumed Credit Agreements. In the event that any Seller Party requests Buyer’s written consent for any of the foregoing actions pursuant to this Section 6.01, such consent shall not be unreasonably withheld by Buyer to the extent such action is required under the terms of the applicable Assumed Credit Agreement.

(b)During the Pre-Closing Period, unless Buyer otherwise consents in writing in advance (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall not, and shall cause the other Seller Parties not to, (i) grant or announce any increase in the wages, salaries, compensation, bonuses, or incentives payable to any Business Employee other than in the ordinary course of business or (ii) establish or increase or promise to increase any benefits under any Seller Plan in which the Business Employees participate, except, in either case, (A) as required by Law, any Seller Plan in which the Business Employees participate or any contract in existence on the Agreement Date and (B) changes to benefits that are applicable to the Business Employees and Seller generally or that result from negotiations involving any labor union representing any of the Business Employees.

Section 6.02. Access to Information.

(a)During the Pre-Closing Period, upon reasonable prior notice, Seller shall, and shall cause each of the other Seller Parties to, (i) afford the Representatives of Buyer reasonable access, during normal business hours, to their respective properties, books and records that relate to any of the Assumed Credit Agreements, and (ii) furnish to the Representatives of Buyer such additional financial and operating data and other information regarding any of the Assumed Credit Agreements as Buyer or its Representatives may from time to time reasonably request for purposes of consummating the Transactions.

(b)	Notwithstanding anything in this Agreement to the contrary,

(i)(A) in no event shall the Seller Parties or their respective Affiliates be obligated to provide any (1) access or information in violation of any applicable Law (including 12 C.F.R. § 261.20 or 12 C.F.R. § 309.6), (2) information the disclosure of which would jeopardize any applicable privilege (including the attorney-client privilege) available to any of the Seller Parties or any of their respective Affiliates relating to such information, or (3) information the disclosure of which would cause any Seller Party or any of their respective Affiliates to breach a confidentiality obligation to which it is bound and (B) the investigation contemplated by Section 6.02(a) shall not unreasonably interfere with any of the businesses, personnel or operations of any of the Seller Parties or any of their respective Affiliates;

(ii)the auditors and accountants of any of the Seller Parties or any of their respective Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants;

(iii)Buyer shall not conduct, without the prior written consent of Seller, which Seller may withhold for any reason, any intrusive environmental investigation at any property associated or affiliated in any way with Seller, the other Seller Parties or any of their respective Affiliates, including any sampling, testing or other intrusive indoor or outdoor investigation of air, surface water, groundwater, or soil; and

(iv)before the Closing, without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, neither Buyer nor any of its Representatives shall contact any of the following Persons or their respective Representatives: (A) any employees of any Seller Party or any of their respective Affiliates,
(A)any Obligors under any Credit Agreements or any Persons that Control or are Affiliated with such Obligors or that previously Controlled or were Affiliated with such Obligors, or
(B)any issuers or beneficiaries of letters of credit with respect to such Credit Agreements, in each case in connection with or with respect to this Agreement, any other Transaction Agreement or any Transaction.

(c)If so requested by Seller, Buyer shall (and, if applicable, shall cause its Affiliates and Representatives to) enter into a customary joint defense agreement or common interest agreement with one or more of the Seller Parties or any of their respective Affiliates with respect to any information provided to Buyer, or to which Buyer gains access, pursuant to this Section 6.02 or otherwise.

Section 6.03. Confidentiality. The terms of the Confidentiality Agreement are incorporated into this Agreement by reference and shall continue in full force and effect (and all obligations thereunder shall be binding upon Buyer and its Representatives (as defined in the Confidentiality Agreement) as if parties thereto) until the Closing, at which time the confidentiality obligations under the Confidentiality Agreement shall terminate; provided, however, that Buyer’s confidentiality obligations shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Transferred Assets and the Assumed Liabilities, and for all other Evaluation Material and Notes (as defined in the Confidentiality Agreement), the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. If for any reason the Closing does not occur, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Section 6.04. Regulatory and Other Authorizations; Consents.

(a)Seller and Buyer shall use reasonable best efforts, and shall cause their respective Affiliates to use reasonable best efforts, to (i) promptly obtain all Consents, Permits and Orders of all Government Authorities that may be, or become, necessary for the execution and delivery of, and performance of its obligations pursuant to, the Transaction Agreements

(including the consummation of the Transactions) (collectively, the “Government Approvals “),
(i)promptly secure the issuance, reissuance or transfer of all Permits that may be or become necessary in respect of the Transferred Assets and the Assumed Liabilities following the Closing,
(ii)take all such actions as may be requested by any such Government Authority to obtain such Government Approvals and Permits, and (iv) avoid the entry of, or effect the dissolution of, any permanent, preliminary or temporary Order, that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions. Each Party shall cooperate fully with the reasonable requests of the other Party in seeking promptly to obtain all such Government Approvals and the issuance, reissuance or transfer of such Permits.

(b)Each Party shall promptly notify the other Party of any oral or written communication it receives from any Government Authority relating to the matters that are the subject of this Section 6.04, permit the other Party and its Representatives to review in advance any communication relating to the matters that are the subject of this Section 6.04 proposed to be made by such Party to any Government Authority and provide the other Party with copies of all substantive correspondence, filings or other communications between them or any of their Representatives, on the one hand, and any Government Authority or members of its staff, on the other hand, relating to the matters that are the subject of this Section 6.04. No Party shall agree to participate in any meeting or discussion with any Government Authority in respect of any such filings, investigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Government Authority, gives the other Party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing. Nothing in this Section 6.04(b) shall be applicable to Tax matters.

(c)Neither Party shall, and shall not permit any of its Affiliates to, take any action (including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquiring or agreeing to acquire any assets) that would reasonably be expected to have the effect of (i) delaying, impairing or impeding the receipt of, or increasing the risk of not receiving, any required Government Approval, (ii) delaying, impairing or impeding the expiration or termination of any applicable waiting period with respect to a Government Approval, (iii) increasing the risk of any Government Authority entering an Order prohibiting the consummation of the Transactions or (iv) otherwise delaying the consummation of the Transactions.

(d)Notwithstanding anything in this Agreement to the contrary (including Section 6.01), Buyer acknowledges on behalf of itself and its Affiliates and its and their Representatives, successors and assigns that the Transferred Assets shall remain in the dominion and control of the Seller Parties until the Closing and that none of Buyer, any of its Affiliates or its or their respective successors or assigns will provide, directly or indirectly, any directions, orders, advice, aid, assistance or information to any director, officer, Business Employee or other employee of any of the Seller Parties, except as specifically contemplated or permitted by this Article VI or as otherwise consented to in writing in advance by an executive officer of Seller.

Section 6.05. Third Party Consents. Each Party agrees to use commercially reasonable efforts to obtain any Consents from any third party (other than a Government Authority) or the waiver of any right of any third party (other than a Government Authority) that may be required in connection with the Transactions (collectively, the “Third Party Consents”).
Notwithstanding anything in this Agreement to the contrary, except in the event a third party from whom a Third Party Consent is required requires that its actual out-of-pocket costs be reimbursed as a condition to delivering its Third Party Consent, neither Seller nor any of its Affiliates shall be required to compensate any third party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Assumed Liability) to any third party to obtain any such Third Party Consent.

Section 6.06. Cooperation. During the Pre-Closing Period, (a) each of Seller and Buyer shall, and shall cause their respective Affiliates to, (i) refrain from taking any actions that would reasonably be expected to impair, delay or impede the Closing and (ii) without limiting the foregoing, use reasonable best efforts to cause all Closing Conditions to be met as promptly as practicable and in any event on or before the Outside Date and (b) each Party shall keep the other Party reasonably apprised of the status of the matters relating to the completion of the Transactions, including with respect to the negotiations relating to the satisfaction of the Closing Conditions of the other Party.

Section 6.07. Agency Relationships. From and after the Agreement Date through the Closing, each applicable Seller Party and Buyer shall cooperate and use their respective commercially reasonable efforts to have Buyer or its designee appointed as successor Credit Agreement Agent effective as of the Closing under any Assumed Credit Agreement under which any such Seller Party is Credit Agreement Agent (the “Agented Loans”). With respect to each Agented Loan for which Buyer or its designee has been appointed as the successor Credit Agreement Agent and, if applicable, for which the requisite borrower consent has been obtained, each applicable Seller Party shall deliver written notice of its resignation as Credit Agreement Agent and Buyer or its designee shall assume such role, effective as of the Closing. With respect to each Agented Loan for which the requisite consent has not been obtained to appoint Buyer or its designee as successor Credit Agreement Agent, the applicable Seller Party and Buyer shall enter into a sub-agency arrangement (the “Sub-Agency Arrangements”), to the extent permitted by applicable Law and the applicable Assumed Credit Agreement, pursuant to which (a) Buyer or its designee would perform the duties of Credit Agreement Agent and related responsibilities under such Agented Loan and would satisfy the applicable Seller Party’s funding obligations with respect to such Agented Loan in their respective capacities as swingline lender or letter of credit issuer thereunder, (b) the applicable Seller Party would promptly pay to Buyer when received all monies received by them after the Effective Time in the applicable Seller Party’s capacity as Credit Agreement Agent and (c) Buyer would perform or cause to be performed (at its expense) all of the applicable Seller Party’s obligations related thereto. To the extent that at the Closing (i) a substitution of Buyer or its designee as Credit Agreement Agent for a Seller Party is not obtained with respect to an Agented Loan, and (ii) a Sub-Agency Arrangement is not permitted under the relevant Assumed Credit Agreement, Buyer shall provide services for the benefit of the applicable Seller Party under the Transition Services Agreement sufficient to permit such Seller Party to continue to perform its obligations as Credit Agreement Agent, and each applicable Seller Party will not resign as Credit Agreement Agent until the earlier of (x) the date on which the requisite borrower consent has been obtained to appoint Buyer or its designee as successor Credit Agreement Agent and (y) the date on which Buyer ceases providing such services under the Transition Services Agreement. Notwithstanding anything in this Agreement to the contrary, neither Seller nor any of its Affiliates shall be required to compensate any third party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Assumed Liability) to any third party to have Buyer or its designee appointed as successor Credit Agreement Agent.

Section 6.08. Notice of Developments. During the Pre-Closing Period, Seller will give prompt written notice to Buyer of any event or development causing a material breach of any of the representations and warranties in Article IV hereof. Such written notice pursuant to this Section 6.08 will, except for purposes of Section 10.02(a), be deemed to have amended the Disclosure Schedules, to have qualified the representations and warranties contained in Article IV hereof, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event or development, but only if such event or development giving rise to such breach occurs after the Agreement Date and was not the result of any gross negligence or willful misconduct of any Seller Party or any of its respective Representatives.

Section 6.09. Loan Transfer Documentation.

(a)On or prior to the Closing Date, Seller shall deliver or cause to be delivered to each Obligor under an Assumed Loan a Notice of Assignment of Assumed Loan.

(b)Seller shall and shall cause the other Seller Parties to use commercially reasonable efforts to deliver to Buyer at the Closing, the following:

(i)with respect to each Assumed Loan, (A) the Assignment of Loan Documents, duly executed by the applicable Seller Parties thereto, (B) the Assignment of Security Instruments, duly executed by the applicable Seller Parties thereto, and (C) assignment and transfer documentation for each letter of credit issued to or for the benefit of a Seller Party as collateral for an Assumed Loan in a form reasonably acceptable to Buyer; and

(ii)executed assignments in recordable form (for liens on real property) and UCC assignments for all UCC filings securing the Assumed Credit Agreements and executed assignments of all other collateral documents securing the Assumed Credit Agreements;

provided, however, that to the extent any of foregoing is not delivered by the applicable Seller Party to Buyer at the Closing, the Seller Parties shall deliver such items to Buyer as soon as reasonably practicable following the Closing and in any event within thirty (30) days following the Closing.

(c)To the extent not delivered to Buyer at or prior to the Closing, Seller shall and shall cause the other Seller Parties to deliver to Buyer as soon as reasonably practicable following the Closing, and in any event within sixty (60) days following the Closing, the originals or copies in physical form of the Loan Documents.

Section 6.10. Bulk Sales. Buyer and Seller hereby waive compliance with the bulk- transfer provisions of any applicable Uniform Commercial Code (or any similar Law) (“Bulk Sales Laws”) in connection with the Transactions.

ARTICLE VII

POST-CLOSING COVENANTS

Section 7.01. Access.

(a)From and after the Closing Date, in connection with any reasonable business purpose, including claims relating to Excluded Liabilities, financial statements,
U.S. Securities and Exchange Commission or bank regulatory reporting obligations, or the determination of any matter relating to the rights or obligations of the Seller Parties or any of their Affiliates under any Transaction Agreement, upon reasonable prior notice, and except to the extent necessary to (i) ensure compliance with any applicable Law, or (ii) comply with any contractual confidentiality obligations, Buyer shall, and shall cause each of its Affiliates and their respective Representatives to, (A) afford each Seller Party and its Representatives and their respective Affiliates reasonable access, during normal business hours, to the properties, books and records of Buyer and its Affiliates in respect of the Transferred Assets and the Assumed Liabilities, (B) furnish to each Seller Party and its Representatives and their respective Affiliates such additional financial and other information regarding the Transferred Assets and the Assumed Liabilities as any Seller Party or its Representatives may from time to time reasonably request and (C) make available to each Seller Party and its Representatives and their respective Affiliates those employees of Buyer or its Affiliates whose assistance, expertise, testimony, notes or recollections or presence may be necessary to assist such Seller Party, its Representatives or their respective Affiliates in connection with its inquiries for any purpose referred to above, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of Buyer or any of its Affiliates; and provided, further, that the auditors and accountants of Buyer or its Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(b)If so requested by Buyer, on the one hand, or Seller or any of its Affiliates, on the other hand, Seller or one of its Affiliates, or Buyer or one of its Affiliates, as the case may be, shall enter into a customary joint defense agreement or common interest agreement with Buyer and its Affiliates, or Seller and its Affiliates, as applicable, with respect to any information to be provided to Seller or its Affiliates pursuant to Section 7.01(a).

Section 7.02. Preservation of Books and Records.

(a)Seller and its Affiliates shall have the right to retain copies of all books and records relating to the Transferred Assets and the Assumed Liabilities and relating to periods ending on or before the Closing Date. Buyer agrees that it shall preserve and keep all original books and records in respect of the Transferred Assets and the Assumed Liabilities (including the Transferred Books and Records) in the possession or control of Buyer or its Affiliates for at least the longer of (i) any applicable statute of limitations and (ii) a period of 6 years from the Closing Date.

(b)During such 6-year or longer period, (i) Representatives of Seller and its Affiliates shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy such original books and records and
(i)Buyer shall provide to Seller and its Affiliates, access to such original books and records relating to the Transferred Assets and the Assumed Liabilities as Seller or its Affiliates shall reasonably request in connection with any Action to which Seller or any of its Affiliates are parties or in connection with the requirements of any Law applicable to Seller or any of its Affiliates. Seller or its Affiliates, as applicable, shall return such original books and records to Buyer or such Affiliate as soon as such original books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence.

Section 7.03. Further Assurances. From time to time following the Closing, the Parties shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions, as may be necessary or appropriate to make effective the transactions contemplated hereby and as may be reasonably requested by the other Party (including (i) transferring back to Seller or its designated Affiliate any asset or liability not contemplated by this Agreement to be a Transferred Asset or an Assumed Liability, respectively, which asset or liability was transferred to Buyer at Closing and (ii) transferring to Buyer (and having Buyer assume) any asset or liability contemplated by this Agreement to be a Transferred Asset or an Assumed Liability, respectively, which was not transferred to Buyer at the Closing); provided, however, that except for Buyer’s obligations to discharge an Assumed Liability, nothing in this Section 7.03 shall require either Party or its Affiliates to pay money to, commence or participate in any Action with respect to, or offer or grant any accommodation (financial or otherwise) to, any third party following the Closing.

Section 7.04. Non-Public Confidential Supervisory Information or Other Information. If, after the Closing, Buyer or any of its Affiliates becomes aware that it is in possession of any of the materials or information described in Section 2.01(a)(iii)(A)(y) and the last sentence of Section 2.01(a), Buyer shall, or shall cause its applicable Affiliate to, (a) promptly deliver such materials or information to Seller, or destroy such materials or information, in each case without retaining any copy thereof (which shall include permanently erasing or deleting all electronic copies thereof), (b) not use any such materials or information for any purpose and (c) not directly or indirectly disclose to any other Person any such materials or information.

ARTICLE VIII
EMPLOYEE MATTERS

With respect to employee matters, the Parties have made the agreements and covenants as set forth in the Employee Matters Agreement in such form as the Parties have agreed as of the date hereof (the “Employee Matters Agreement”).

ARTICLE IX
TAX MATTERS

Section 9.01. Expectations of the Parties. The Parties acknowledge and agree that Buyer is not acquiring any interests that constitute a legal entity or that is treated as an entity for federal or applicable state income tax purposes, and that the Seller Parties do not expect to transfer to Buyer any legal obligations to remit Taxes or file Tax Returns that relate to Pre-Closing Tax Periods.

Section 9.02. Responsibility for Taxes. In the case of any sales or use Taxes, employment Taxes, withholding Taxes, and any Tax based on or measured by income, receipts or profits, obligations shall be allocated to the Pre-Closing Tax Period or the Post-Closing Tax Period, as applicable, based on a “closing of the books basis” by assuming that the books were closed at the Effective Time. In the case of any other Taxes, obligations shall be allocated to the Pre-Closing Tax Period and the Post-Closing Tax Period based upon a fraction, the numerator of which is the number of calendar days in the period prior to the Effective Time, in the case of an allocation to a Pre-Closing Tax Period, or the number of calendar days in the period beginning at the Effective Time and ending on the last day of the period, in the case of an allocation to a Post- Closing Tax Period, and in each case the denominator of which is the number of calendar days in the entire period.

Section 9.03. Tax Returns. With respect to Tax Returns, (x) Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns prepared with respect to the Transferred Assets that are filed with respect to Tax periods ending prior to the Effective Time, and (y) Buyer shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns that are prepared solely with respect to the Transferred Assets that are filed after the Effective Time, if any. Seller and Buyer shall cooperate with respect to the filing of any such Tax Returns prepared by Buyer that include Pre-Closing Tax Obligations (a “Shared Tax Return”), if any. Buyer shall prepare a draft of any Shared Tax Return and deliver it to Seller at least 30 days prior to the due date (including valid extensions) for such Shared Tax Return (except in the case of a Tax Return where such 30-day period is not practical, in which case as soon as is reasonably practical). If Seller does not give notice to Buyer within 10 days after receipt from Buyer of such draft Shared Tax Return that Seller disagrees with any part or all of such Shared Tax Return, then such Shared Tax Return as so proposed by Buyer shall be deemed agreed by Seller and Buyer for purposes of this Section 9.03. If Seller does give notice of any such objection, then from that time until the expiration of 20 days after Seller’s receipt of the draft Shared Tax Return from Buyer, Buyer and Seller shall negotiate in good faith to reach mutual agreement regarding any matters subject to such objection, and if Buyer and Seller do reach such agreement within such period, then the Shared Tax Return so agreed upon shall be deemed agreed by the Parties for purposes of this Section 9.03. In the event that Seller gives notice of any such objection and Buyer and Seller are unable to reach agreement on all such matters, then the items on the Shared Tax Return, to the extent not so agreed, shall be determined by the Independent Accounting Firm; provided that (a) the Independent Accounting Firm shall be permitted only to select in whole the position of either Seller or Buyer as to the items in dispute in making the Independent Accounting Firm’s award and (b) the Party whose position is not selected by the Independent Accounting Firm shall pay the costs and expenses of the

Independent Accounting Firm and the reasonable costs and expenses (including accountants’, attorneys’ and experts’ fees and charges) incurred by the prevailing party (as determined by the Independent Accounting Firm). In no event shall the provision of comments by Seller prevent Buyer from timely filing any such Tax Return; provided, however, that in the event that the Independent Accounting Firm has not resolved a dispute between Buyer and Seller prior to the deadline for filing such Tax Return (including valid extensions), Buyer shall be entitled to file such Tax Return (or amendment) as prepared by Buyer subject to amendment to reflect the resolution when rendered by the Independent Accounting Firm. Any Pre-Closing Tax Obligations for which Seller is liable pursuant to this agreement and which are paid with respect to the filing of a Shared Tax Return shall be paid by Seller to Buyer by the due date of such Shared Tax Return, unless such Pre-Closing Tax Obligations are reflected on the Final Purchase Price Statement. Any Tax overpayment made by Seller as a result of the determination of the Independent Accounting Firm shall be immediately paid by Buyer to Seller at the time Buyer receives the Tax refund from the applicable Government Authority as a result of filing an amendment to the applicable Shared Tax Return.

Section 9.04. Tax Proceedings. Buyer shall promptly notify Seller in writing upon receipt by Buyer of any notice of any audits, examinations, adjustments, assessments, proceedings or other similar events relating to any Taxes imposed with respect to the Transferred Assets for which Seller could be liable under this Agreement (a “Tax Proceeding”). Seller may elect, within 30 days of receiving such notice, to direct any Tax Proceeding, at its expense, that relates to a period ending prior to the Effective Time and for which Seller could be liable under this Agreement for any Taxes that may result (a “Seller’s Tax Contest”) and to employ counsel of its choice; provided, however, that Buyer shall have the right, at its expense, to consult with Seller regarding a Seller’s Tax Contest. Buyer, at its expense, shall have the right to control all other Tax Proceedings (a “Buyer’s Tax Contest”); provided, however, that Seller shall have the right, at its expense, to be present at such proceeding if Seller could be liable under this Agreement for a portion of the Taxes that may result from a Buyer’s Tax Contest; and provided, further, that Buyer may not agree to settle any Buyer’s Tax Contest without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless Buyer agrees to assume and become liable for all Taxes resulting from the Buyer’s Tax Contest. Any Pre-Closing Tax Obligations for which Seller is liable pursuant to this Agreement and that are imposed in connection with the resolution of a Tax Proceeding, shall be paid by Seller to Buyer or, if applicable, directly to the Taxing Authority, within ten (10) Business Days subsequent to the resolution of the Tax Proceeding.

Section 9.05. Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Buyer and Seller shall each be liable for fifty percent (50%) of any Transfer Taxes imposed or arising with respect to the Transactions. The Party required by Law to file a Tax Return with respect to such Transfer Taxes shall timely prepare, with the other Party’s cooperation, and file such Tax Return. The Party that is not required by Law to file a Tax Return with respect to such Transfer Taxes shall pay the Party that is filing the Tax Return fifty percent (50%) of the Transfer Taxes that are owed by the due date of such Tax Return. Buyer and Seller each agrees to timely sign and deliver (or to cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate and otherwise to cooperate to establish any available exemption from (or otherwise reduce) such Transfer Taxes.

Section 9.06. Tax Cooperation. Without limiting the obligations set forth in Section 6.02, Seller and Buyer shall, upon reasonable request, reasonably cooperate with the other Party, in connection with the preparation and filing of Tax Returns, any audit or other examination by any Government Authority or any judicial or administrative proceedings relating to Taxes (including any Tax Proceeding). Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Return, Tax Proceeding, audit or other examination and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer shall (a) retain all books and records with respect to Tax matters pertinent to the Transferred Assets relating to any Pre-Closing Tax Period until the expiration of the applicable statute of limitations of the respective Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Government Authority and (b) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer shall allow Seller, as its sole expense, to take possession of such books and records.

Section 9.07. Post-Closing Actions. Without Seller’s consent, Buyer shall not, and shall not permit any of its Affiliates (including any of its Affiliates on or after the Closing) to take any action after the Closing but on the Closing Date that is outside the ordinary course of business (other than as expressly contemplated by this Agreement) that could result in a Tax Liability being incurred in the Pre-Closing Tax Period.

Section 9.08. Tax Disputes. Notwithstanding any other provision of this Agreement, any dispute, controversy or claim arising out of or relating to this Article IX, including, without limitation, whether imposed Taxes should be treated as an Excluded Liability or an Assumed Liability for all purposes of this Agreement (a “Tax Dispute”) that Buyer and Seller through reasonable best efforts are not able to resolve through direct good-faith negotiation, shall be resolved in accordance with the procedures set forth in this Section 9.08. If there has been no resolution of the Tax Dispute after direct negotiation, then any Party may seek resolution of the Tax Dispute through binding arbitration administered by tax experts of the Independent Accounting Firm. The place of the arbitration shall alternate between Phoenix, Arizona and Stamford, Connecticut, and shall be conducted telephonically to the extent reasonably possible, and the arbitration shall be conducted in the English language. The Independent Accounting Firm shall be instructed to resolve the Tax Dispute and such resolution shall be (a) set forth in writing and signed by the Independent Accounting Firm, (b) delivered to each Party involved in the Tax Dispute as soon as practicable after the Tax Dispute is submitted to the Independent Accounting Firm but no later than the fifteenth (15th) day after the Independent Accounting Firm is instructed to resolve the Tax Dispute, (c) made in accordance with this Agreement, and (d) final, binding and conclusive on the Parties involved in the Tax Dispute on the date of delivery of such resolution. The Independent Accounting Firm shall only be authorized on any one issue to decide in favor of and choose the position of a Party involved in the Tax Dispute or to decide upon a compromise position between the ranges presented by the Parties to the Independent Accounting Firm. The Independent Accounting Firm shall base its decision solely upon the presentations of the Parties to the Independent Accounting Firm at a hearing held before the Independent Accounting Firm and upon any materials made available by a Party and not upon independent review. The fees and expenses of the Independent Accounting Firm shall be borne equally by Seller, on the one hand, and Buyer, on the other hand. Buyer and Seller and their respective Affiliates shall keep the decision of the Independent Accounting Firm confidential, except to the extent required by Law or pursuant to disclosure of Tax Returns.

Section 9.09. Purchase Price Adjustment. For U.S. federal, state and local Tax purposes, any payments made under this Article IX shall be treated by Buyer and Seller as an adjustment to the Purchase Price.

ARTICLE X
CONDITIONS TO CLOSING

Section 10.01. Conditions to Obligations of Seller. The obligation of Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or Seller’s waiver in its sole discretion, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties; Covenants. (i) The Buyer Fundamental Representations qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and the Closing as if made on the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct in all respects for those qualified as to materiality and in all material respects for those not so qualified, in each case, as of such date), (ii) all other representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects, in each case, as of the date hereof and the Closing as if made on the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct in all respects, in each case, as of such date), except in the case of this clause (ii) for breaches or inaccuracies that would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the Transactions, and (iii) the covenants contained in this Agreement required to be complied with by Buyer on or before the Closing shall have been complied with in all material respects.

(b)Government Approvals; Government Notices. All (i) Required Approvals shall have been obtained (or in the case of waiting periods, shall have expired or been waived or terminated), (ii) Required Notices shall have been made and (iii) waiting periods imposed by any Government Authority necessary for the consummation of the Transactions shall have expired or been waived or shall have been terminated.

(c)No Order. There shall be no Order in existence and no Law shall have been promulgated that prohibits or materially restrains the sale of the Transferred Assets or the other Transactions, and there shall be no proceeding brought, or other action taken, by any Government Authority pending before any court of competent jurisdiction seeking such an Order.

(d)Buyer Transaction Agreements and Closing Deliverables. Buyer shall have executed and delivered to Seller all Buyer Transaction Agreements and delivered to Seller all Buyer Closing Deliverables.

Section 10.02. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver in its sole discretion, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties; Covenants. (i) The Seller Fundamental Representations qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing as if made on the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct in all respects for those qualified as to materiality and in all material respects for those not so qualified, in each case, as of such date), (ii) all other representations and warranties of Seller contained in this Agreement shall be true and correct in all respects, in each case, as of the date hereof and the Closing as if made on the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct in all respects, in each case, as of such date), except in the case of this clause (ii) for breaches or inaccuracies that would not reasonably be expected to have a material adverse effect on the value of the Assumed Loans in the aggregate, and (iii) the covenants contained in this Agreement required to be complied with by Seller on or before the Closing shall have been complied with in all material respects.

(b)Government Approvals; Government Notices. All (i) Required Approvals shall have been obtained (or in the case of waiting periods, shall have expired or been waived or terminated), (ii) Required Notices shall have been made and (iii) waiting periods imposed by any Government Authority necessary for the consummation of the transactions contemplated by this Agreement shall have expired or been waived or shall have been terminated.

(c)No Order. There shall be no Order in existence and no law shall have been promulgated that prohibits or materially restrains the sale of the Transferred Assets or the other Transactions, and there shall be no proceeding brought, or other action taken, by any Government Authority pending before any court of competent jurisdiction seeking such an Order. No Action shall have been commenced against Buyer or any Seller Party that would reasonably be expected to prevent the Closing.

(d)Seller Transaction Agreements and Closing Deliverables. The Seller Parties shall have executed and delivered, or caused to be executed and delivered, to Buyer all Seller Transaction Agreements and delivered to Buyer all Seller Closing Deliverables.

Section 10.03. Frustration of Closing Conditions. Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use reasonable best efforts to cause the Closing Conditions of the other Party to be satisfied, including as required by Section 6.04.

Section 10.04. Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Article X that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE XI
TERMINATION

Section 11.01. Termination. This Agreement may be terminated before the Closing:

(a)by the mutual written consent of Seller and Buyer;

(b)by Seller, if Buyer shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Buyer that would cause any Closing Condition set forth in Section 10.01(a) not to be satisfied, and such Closing Condition is incapable of being, or has not been, satisfied by the earlier of (i) the Outside Date and (ii) 15 days after the giving of written notice to Buyer of such breach or failure; provided, however, that Seller is not then in material breach of this Agreement;

(c)by Buyer, if Seller shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Seller that would cause any Closing Condition set forth in Section 10.02(a) not to be satisfied, and such Closing Condition is incapable of being, or has not been, satisfied by the earlier of (i) the Outside Date and (ii) 15 days after the giving of written notice to Seller of such breach or failure; provided, however, that Buyer is not then in material breach of this Agreement;

(d)by either Seller or Buyer if the Closing shall not have occurred by September 30, 2016 (as may be extended pursuant to the following proviso, the “Outside Date”); provided, however, that if on September 30, 2016, all Closing Conditions have been satisfied or waived (other than the Closing Conditions set forth in Section 10.01(b) and Section 10.02(b) and those conditions that by their nature are to be satisfied or waived at the Closing), then either Seller or Buyer may (in its sole discretion) extend the Outside Date for an additional 30 days by delivery of written notice of such extension to the other no fewer than 5 Business Days before the initial Outside Date; and provided, further, however, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to either Party whose failure to take any action required to fulfill any obligation under this Agreement (including the failure to act in good faith or to use reasonable best efforts to cause all Closing Conditions to be satisfied, including as required by Section 6.04) shall have been the proximate cause of, or shall have proximately resulted in, the failure of the Closing to occur before such date; or

(e)by either Seller or Buyer in the event of the issuance of a final, nonappealable Order permanently restraining or prohibiting the sale of the Transferred Assets.

Section 11.02. Notice of Termination. Either Party desiring to terminate this Agreement pursuant to Section 11.01 shall give written notice of such termination to the other Party.

Section 11.03. Effect of Termination. In the event this Agreement is terminated pursuant to Section 11.01, this Agreement shall thereupon become null and void and of no further force and effect, except for the provisions of (a) Section 6.03, (b) Section 11.01 and this Section 11.03 and (c) Article XIII. Nothing in this Section 11.03 shall be deemed to release any Party from any Liability for any breach by such Party of any term of this Agreement or impair the right of any Party to compel specific performance by the other Party of its obligations under this Agreement;

provided, however, that, if this Agreement is validly terminated pursuant to this Article XI, no Party shall have any remedy or right to recover for any Liabilities resulting from any breach of any representation or warranty contained herein unless such breach was a knowing and intentional breach on the part of the breaching Party.

ARTICLE XII
INDEMNIFICATION

Section 12.01. Survival. (a) The representations and warranties of Seller and Buyer contained in or made pursuant to this Agreement shall survive in full force and effect until the eighteen (18) month anniversary of the Closing Date, at which time they shall terminate and no claims shall be made for indemnification under Section 12.02(a)(i) or Section 12.03(a) thereafter; provided, however, that (i) the Seller Fundamental Representations and the Buyer Fundamental Representations shall survive in full force and effect until the ten (10) year anniversary of the Closing Date, at which time they shall terminate and no claims shall be made for indemnification under Section 12.02(a)(i) or Section 12.03(a) thereafter, and (ii) the representations and warranties in Section 4.09 shall survive until the date that is thirty (30) days after the expiration of the statute of limitations in respect thereof, at which time they shall terminate and no claims shall be made for indemnification under Section 12.02(a)(i) or Section 12.03(a) thereafter, and
(a)(i) any covenant or other agreement contained in this Agreement that by its nature is required to be performed at or prior to the Closing, shall not survive the Closing and (ii) any covenant or other agreement contained in this Agreement that, by its terms, is to have effect after the Closing, shall survive the Closing for the period contemplated by such covenant or agreement, or, if no period is contemplated, shall survive indefinitely (as applicable, the “Survival Date”).

Section 12.02. Indemnification by Seller.

(a)From and after the Closing, and subject to the terms of this Agreement, Seller shall indemnify and hold harmless Buyer and its officers, directors, members, shareholders, successors and assigns, and Affiliates (each hereinafter referred to individually as a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) against, and reimburse any Buyer Indemnified Party for, all Losses that arise out of, result from or relate to any of the following matters:

(i)any failure of any representations or warranties made by Seller Parties in Article IV to be true and correct as of the Agreement Date and as of the Closing Date (or if made as of a specific date, as of such date);

(ii)any breach or failure by Seller to perform any of its covenants or agreements contained in this Agreement;

(iii)any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with any Seller Party or its respective Affiliates in connection with the Transactions; or

(iv)	any Excluded Liability.

(b)	Notwithstanding anything in this Agreement to the contrary:

(i)Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party against, or reimburse any Buyer Indemnified Party for, any Losses pursuant to Section 12.02(a)(i) (other than with respect to the Seller Fundamental Representations, the representations and warranties in Section 4.09 or claims based on fraud or criminal or willful misconduct):

(A)with respect to any claim unless such claim (together with all other claims, if any, resulting from the same facts and circumstances) involves Losses in excess of $150,000 (nor shall such item be applied to or considered for purposes of calculating the aggregate amount of Buyer Indemnified Parties’ Losses for purposes of clause (B) below); and

(B)until the aggregate amount of Buyer Indemnified Parties’ Losses exceeds Ten Million Dollars ($10,000,000) (the “Deductible Amount”), after which Seller shall only be obligated for such aggregate Losses of Buyer Indemnified Parties in excess of the Deductible Amount; but only if such Losses also meet the requirements of Section 12.02(b)(i)(A) and Section 12.02(b)(iv);

(ii)the cumulative indemnification obligation of Seller under Section 12.02(a)(i) (other than the indemnification obligation of Seller with respect to Seller Fundamental Representations, the representations and warranties in Section 4.09 and claims based on fraud or criminal or willful misconduct) shall in no event exceed (A) with respect to Losses that relate to any Assumed Credit Agreement or the Assumed Loan arising thereunder, the portion of Loan Portfolio Purchase Price Amount allocated to the applicable Assumed Credit Agreement, and (B) with respect to all other Losses, One Hundred Thirty Million Dollars ($130,000,000);

(iii)the cumulative indemnification obligation of Seller under Article XII (other than the indemnification obligation of Seller with respect to Excluded Liabilities) shall in no event exceed One Billion Dollars ($1,000,000,000);

(iv)Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party for any Losses reflected in the Final Purchase Price Statement, including any Taxes to the extent reflected on the Final Purchase Price Statement (nor shall such Losses be applied to or considered for purposes of calculating the aggregate amount of Buyer Indemnified Parties’ Losses for purposes of Section 12.02(b)(i)(B) above); and

(v)Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party against, or reimburse any Buyer Indemnified Party for, any Losses with respect to Taxes to the extent such Taxes are an Assumed Liability.

Section 12.03. Indemnification by Buyer. From and after the Closing, and subject to the terms of this Agreement, Buyer shall indemnify and hold harmless Seller Parties and their respective officers, directors, members, shareholders, successors and assigns and Affiliates (each hereinafter referred to individually as a “Seller Indemnified Party” and collectively, the “Seller

Indemnified Parties”) against, and reimburse any Seller Indemnified Party for, all Losses that arise out of, result from or relate to any of the following matters:

(a)any failure of any representations or warranties made by Buyer in Article V to be true and correct as of the Agreement Date and as of the Closing Date (or if made as of a specific date, as of such date);

(b)any breach or failure by Buyer to perform any of its covenants or agreements contained in this Agreement; or

(c)	any Assumed Liability.

Section 12.04. Notification of Claims. As used herein, the term “Claim” means a claim for indemnification by any Buyer Indemnified Party or any Seller Indemnified Party, as the case may be, in respect of any pending or threatened claim, demand or circumstance that any Buyer Indemnified Party or any Seller Indemnified Party, as the case may be, has determined has given or would reasonably be expected to give rise to a right of indemnification under this Article XII (such Person making a Claim, an “Indemnitee”). An Indemnitee shall give notice of a Claim under this Agreement for indemnification of any Buyer Indemnified Party or Seller Indemnified Party, as applicable, pursuant to written notice of such Claim executed by an officer of Buyer or Seller, as applicable, and describing, in reasonable detail, the facts, circumstances or events giving rise to such Claim and the alleged Losses in respect thereof and, if known, the amount of such alleged Losses (a “Notice of Claim”), and delivered to Seller or Buyer, as applicable (such receiving party, the “Indemnitor”), promptly after such Indemnitee becomes aware of the existence of any potential Claim by such Indemnitee, but in any event before expiration of the applicable Survival Date (if any), arising out of or resulting from: (a) any item indemnified pursuant to the terms of Section 12.02 or Section 12.03, or (b) any pending or threatened assertion against any Indemnitee of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by any Person who is not a party to this Agreement (or an Affiliate thereof) against any Indemnitee (in each such case, a “Third Party Claim”). So long as such Notice of Claim is given on or prior to the applicable Survival Date (if any), no delay on the part of an Indemnitee in giving the Indemnitor a Notice of Claim shall limit or reduce the Indemnitee’s right to indemnity hereunder, nor relieve the Indemnitor from any of its obligations under this Article XII, unless (and then only to the extent that) the Indemnitor is prejudiced thereby.

Section 12.05. Procedures for Indemnification - Third Party Claims.

(a)Except with respect to a Tax Proceeding or a Tax Dispute, which is addressed in Article IX, promptly after receipt by or assertion against an Indemnitee under Section 12.02 or Section 12.03 of any Third Party Claim that may give rise to a Claim, but in any event before expiration of the applicable Survival Date (if any), the Indemnitee shall as promptly as practicable send notice in writing and in reasonable detail of the Third Party Claim (including the factual basis for the Third Party Claim, and, to the extent known, the amount of the Third Party Claim) to the Indemnitor, which notice shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnitee in connection with such Third Party Claim; provided, however, that the failure to provide such notice to the Indemnitor will not relieve the

Indemnitor from any of its obligations under this Article XII, except to the extent that the Indemnitor is prejudiced by the Indemnitee’s failure to give such notice.

(b)Upon receipt of a notice of a Third Party Claim referred to in Section 12.05(a) from the Indemnitee, the Indemnitor will be entitled to participate in such Third Party Claim and shall have the right (but not the obligation) to assume the defense and control of such Third Party Claim. If the Indemnitor shall assume the defense and control of such Third Party Claim, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Article XII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnitee in connection with the defense of such Third Party Claim, except that the Indemnitor shall bear the expense of separate counsel for the Indemnitee if (i) an actual or likely conflict of interest makes representation of the Indemnitee and the Indemnitor by the same counsel inappropriate or (ii) the Indemnitor and the Indemnitee are both named parties to the proceedings (including any impleaded parties) and the Indemnitee shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor or that representation of both parties by the same counsel would be inadvisable due to an actual or potential conflict. The Indemnitor will have fifteen (15) calendar days from receipt of a notice of a Third Party Claim from an Indemnitee pursuant to Section 12.05(a) to assume the defense thereof. Until such time as the Indemnitor assumes the defense and control of a Third Party Claim as provided in this Section 12.05(b), and if and to the extent the Indemnitor declines to assume the defense of the Third Party Claim, the Indemnitee shall have the right to defend such Third Party Claim and employ separate counsel to represent such Indemnitee and the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor. Whether the Indemnitor or the Indemnitee is defending and controlling any such Third Party Claim, it shall select counsel, contractors and consultants of recognized standing and competence after consultation with the other Party and shall take all steps reasonably necessary in the defense or settlement of such Third Party Claim. If the Indemnitor assumes the defense of a Third Party Claim, no compromise or settlement of any such claim may be effected by the Indemnitor without the Indemnitee’s consent unless (A) such compromise or settlement contains as a condition thereto a complete release of the Indemnitee, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor (subject to Section 12.02(b)(ii) and Section 12.02(b)(iii)). No settlement of, or entry of any judgment arising from, any Third Party Claims shall be consented to by any Indemnitee without the express written consent of the Indemnitor, which consent may not be unreasonably withheld or delayed.

Section 12.06. Procedures for Indemnification - Other Claims.

(a)Except with respect to a Tax Proceeding or a Tax Dispute, which is addressed in Article IX, if an Indemnitee timely delivers a Notice of Claim (other than in respect of a Third Party Claim) to an Indemnitor, the Indemnitor shall have forty-five (45) days (the “Claim Objection Period”) after the date of receipt of such claim to object to such claim by giving written notice of such objection (a “Claim Objection Notice”) to Buyer (if the Indemnitee is a Seller Indemnified Party) or to Seller (if the Indemnitee is a Buyer Indemnified Party), which Claim Objection Notice shall specify (i) each such amount to which the Indemnitor objects and (ii) in reasonable detail the nature and basis of each such objection. If a Claim

Objection Notice is not so delivered during the Claim Objection Period, the Claim set forth in the Notice of Claim shall be final and binding on the parties and Seller (if the Indemnitee is a Seller Indemnified Party) or Buyer (if the Indemnitee is a Buyer Indemnified Party) shall pay, by wire transfer of immediately available funds to such account as is specified by the Indemnitee, the full amount thereof within three (3) Business Days following the end of the Claim Objection Period, or, in the case of any Notice of Claim in which the amount of the Claim (or any portion thereof) is estimated, on such later date when the amount of such Claim (or such portion thereof) becomes finally determined.

(b)If the Indemnitor provides a Claim Objection Notice prior to the expiration of the Claim Objection Period, Buyer and Seller shall use commercially reasonable efforts to negotiate in good faith a resolution of such dispute and, if they are able to do so in whole or in part, shall promptly acknowledge such resolution in writing specifying such resolution and the agreed amount, if any, of the claim (or portion thereof). To the extent a dispute is resolved in whole or in part, such agreed amount shall, if the Indemnitee is a Seller Indemnified Party, be paid by Seller to or as directed by Buyer or, if the Indemnitee is a Buyer Indemnified Party, to or as directed by Seller, in either case within three (3) Business Days following such resolution.

(c)If and to the extent that Buyer and Seller are unable to fully resolve a disputed non-Third Party Claim as set forth above within thirty (30) days of the date of the applicable Claim Objection Notice, then the dispute (or the unresolved portion of the dispute, as the case may be) shall be settled pursuant to Section 13.11 and Section 13.12 and, upon receipt of a final non-appealable order of a court of competent jurisdiction, the awarded amount, if any, shall be paid, by wire transfer of immediately available funds to such account as is specified, if the Indemnitee is a Seller Indemnified Party, by Seller or, if the Indemnitee is a Buyer Indemnified Party, by Buyer, in either case within three (3) Business Days following such final resolution. The Indemnitee shall have the burden of proof in establishing the amount of Losses suffered by it.

Section 12.07. Exclusive Remedies. Except as otherwise expressly set forth in this Agreement, including Section 3.06 and Article IX, following the Closing, the indemnification provisions of this Article XII shall be the sole and exclusive remedies of any Seller Indemnified Party and any Buyer Indemnified Party, respectively, with respect to any and all Losses (other than Losses from claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach or inaccuracy of, or failure to perform or comply with, as the case may be, any representation, warranty, covenant, agreement or obligation set forth herein. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted by Law, (a) any right of rescission they may otherwise have or to which they may become entitled and (b) any and all rights, claims and causes of action for any breach or inaccuracy of, or failure to perform or comply with, as the case may be, any representation, warranty, covenant, agreement or obligation set forth herein it may have against the other Party hereto and their respective Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article XII or as expressly set forth in Article IX. Nothing in this Section 12.07 shall limit any Party’s right to seek and obtain any equitable relief to which any Party shall be entitled or to seek any remedy on account of any Party’s fraudulent, criminal or intentional misconduct.

Section 12.08. Additional Indemnification Provisions.

(a)With respect to each indemnification obligation contained in this Agreement: (i) each such obligation shall be reduced by any Tax benefit (net of any costs or expenses (including any Tax) incurred in connection with seeking and securing such Tax benefit) realizable by the Indemnitee that arises out of the Losses giving rise to the indemnity obligation,
(i)all Losses shall be net of any amounts that have been recovered by the Indemnitee pursuant to any indemnification by, or indemnification agreement with, any third party or any insurance policy or other cash receipts or sources of reimbursement in respect of such Loss, (iii) all Losses will be determined after deducting therefrom the amount of any specific reserve with respect to such matter on the Final Purchase Price Statement; and (iv) Seller shall not be liable for any Losses to the extent that such Losses suffered or incurred by any Buyer Indemnified Party were credited to Buyer in the calculation of the Purchase Price as reflected on the Final Purchase Price Statement. Tax benefits and Tax costs shall be calculated on an assumed basis using reasonable assumptions as agreed upon by the Indemnitee and the Indemnitor with any disputes related thereto treated as a Tax Dispute for purposes of Section 9.08 and shall be reflected in any indemnity obligation at the time of payment.

(b)If an Indemnitor makes any payment for any Losses suffered or incurred by an Indemnitee pursuant to the provisions of this Article XII, such Indemnitor shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnitee to any insurance benefits or other claims of the Indemnitee with respect to such Losses and with respect to the claim giving rise to such Losses.

(c)For purposes of determining the amount of Losses subject to indemnification pursuant to Section 12.02, but not for purposes of determining whether the representations and warranties giving rise to such right to indemnification have been breached, such Losses shall be determined without regard to any qualifications or exceptions contained in such representation and warranty relating to materiality or similar qualification.

Section 12.09. Mitigation. Each Party shall, and shall cause its applicable Affiliates and Representatives to, take all commercially reasonable steps to mitigate their respective Losses upon and after becoming aware of any fact, event, circumstance or condition that has given rise to or would reasonably be expected to give rise to, any Losses for which it would have the right to seek indemnification hereunder.

Section 12.10. Third Party Remedies. If any Buyer Indemnified Party or any of its Affiliates is at any time entitled (whether by reason of a contractual right, a right to take or bring an Action, availability of insurance, or a right to require a payment discount or otherwise) to recover from another Person any amount in respect of any matter giving rise to a Loss (whether before or after Seller has made a payment to any Buyer Indemnified Party hereunder and in respect thereof), Buyer shall (and shall cause its applicable Affiliates and Representatives to)
(a)promptly notify Seller and provide such information as Seller may require relating to such right of recovery and the steps taken or to be taken by Buyer in connection therewith, (b) if so required by Seller (subject to Buyer being indemnified to its reasonable satisfaction by Seller against all reasonable out-of-pocket costs and expenses incurred by Buyer in respect thereof), take all commercially reasonable steps (whether by making a claim against its insurers, commencement of an Action or otherwise) as Seller may reasonably request to pursue such recovery, and (c) keep Seller fully informed of the progress of any action taken in respect thereof. Thereafter, any claim against Seller shall be limited (in addition to the other limitations on Seller’s Liability referred to in this Agreement) to the amount by which the Losses suffered by such Buyer Indemnified Party exceed the amounts actually recovered by such Buyer Indemnified Party or any such Affiliate. If any Buyer Indemnified Parties recover any amounts in respect of Losses from any third party at any time after Seller has paid all or a portion of such Losses to such Buyer Indemnified Parties pursuant to the provisions of this Article XII, Buyer shall, or shall cause such Buyer Indemnified Parties to, promptly (and in any event within 5 Business Days after receipt) pay over to Seller the amount so received (to the extent previously paid by Seller).

Section 12.11. Limitation on Liability. Notwithstanding anything in this Agreement or in any other Transaction Agreement to the contrary, in no event shall either Party have any Liability under any Transaction Agreement (including under this Article XII) for any consequential, incidental, indirect, punitive or exemplary damages, including lost profits and opportunity costs (except to the extent such damages are assessed in connection with a Third Party Claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder).

Section 12.12. Tax Treatment of Payments. Seller and Buyer shall treat any adjustments or indemnity payments made pursuant to this Agreement as adjustments to the Purchase Price for income Tax purposes unless applicable Tax Law causes such payment not to be so treated.

ARTICLE XIII
MISCELLANEOUS

Section 13.01. Rules of Construction. The following rules of construction shall govern the interpretation of this Agreement:

(a)references to “applicable” Law or Laws with respect to a particular Person, thing or matter means only such Law or Laws as to which the Government Authority that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter as determined under the Laws of the State of New York as required to be applied thereunder by a court sitting in the State of New York; references to any statute, rule, regulation or form (including in the definition thereof) shall be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

(b)when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in beginning the calculation of such period will be excluded (for example, if an action is to be taken within 2 days after a triggering event and such event occurs on a Tuesday, then the action must be taken by Thursday); if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day;

(c)whenever the context requires, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires;

(d)(i) the provision of a table of contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and (ii) references to the terms “Article,” “Section,” “subsection,” “subclause,” “clause,” “Schedule” and “Exhibit” are references to the Articles, Sections, subsections, subclauses and clauses of, and Schedules and Exhibits to, this Agreement unless otherwise specified;

(e)(i) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (ii) the terms “include,” “includes,” “including” and words of similar import when used in this Agreement mean “including, without limitation” unless otherwise specified, (iii) the term “any” means “any and all” and (iv) the term “or” shall not be exclusive and shall mean “and/or” unless the context otherwise requires;

(f)(i) references to “days” means calendar days unless Business Days are expressly specified, (ii) references to “written” or “in writing” include in electronic form and

(ii)	references to “$” means U.S. dollars;

(g)references to any Person includes such Person’s successors and permitted assigns;

(h)whenever this Agreement requires any Seller Party to take any action, such requirement shall be deemed to involve an undertaking on the part of Seller to take such action or to cause such Seller Party to take such action; and

(i)each Party has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any provision in this Agreement; the language used herein will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against either Party. Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

Section 13.02. Expenses. Except as otherwise specified in the Transaction Agreements, each Party will pay its own costs and expenses, including legal, consulting, financial advisor and accounting fees and expenses, incurred in connection with the Transaction Agreements and the Transactions, irrespective of when incurred or whether or not the Closing occurs.

Section 13.03. Notices. All notices and other communications under or by reason of the Transaction Agreements shall be in writing and shall be deemed to have been duly given or made
(a) when personally delivered, (b) when delivered by facsimile or e-mail transmission with receipt confirmed (followed by delivery of an original by another delivery method provided for in this Section 13.03) or (c) one Business Day after deposit with overnight courier service, in each case to the addresses and attention parties indicated below (or such other address, facsimile number, e-mail address or attention party as the recipient party has specified by prior notice given to the sending party in accordance with this Section 13.03):

If to Seller, to:	c/o GE Capital
901 Main Avenue
Norwalk, CT 06853
Attention: Mark Landis, Executive Counsel, Mergers
& Acquisitions (Project Homewood; Hotel)
Facsimile: 203-286-2181
E-mail: ########

with a copy (which will not constitute notice) to:	Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Bruce Gilchrist
Facsimile: 202-637-5910
E-mail: bruce.gilchrist@hoganlovells.com

If to Buyer, to:	Western Alliance Bancorporation
One East Washington Street, Suite 1400
Phoenix, AZ 85004
Attention: Randall S. Theisen, General Counsel
Facsimile: (602) 850-7390
E-mail: ########

with a copy (which will not constitute notice) to:	Squire Patton Boggs LLP
One East Washington Street, Suite 2700
Phoenix, AZ 85004
Attention: John M. Welch
Facsimile: 602-253-8129
E-mail: john.welch@squirepb.com
Attention: James R. Barresi
Facsimile: 513-361-1201
Email: james.barresi@squirepb.com

Section 13.04. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a press release to be reasonably agreed upon by the Parties. Neither Party nor any Affiliate or Representative of either Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of the Transaction Agreements or the Transactions without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as a Party believes in good faith and based on reasonable advice of counsel is required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party will use its commercially reasonable efforts to (a) advise the other Party before making such disclosure and (b) provide such other Party a reasonable opportunity to review and comment on such release or announcement and consider in good faith any comments with respect thereto).

Section 13.05. Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, as a matter of public policy or on any other grounds, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Government Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 13.06. Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Neither Party may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement and any or all rights and obligations under this Agreement to any of its Affiliates upon prior written notice to the other Party; provided, further, that no such assignment shall release either Party from any Liability under this Agreement. Notwithstanding the foregoing, Seller may assign this Agreement or any or all of its rights and obligations hereunder to any Person that at the time of such assignment is a Permitted Assignee and that expressly assumes all of the obligations of Seller hereunder, in which case upon any such permitted assignment by Seller (i) the references in this Agreement to Seller shall apply to such assignee unless the context otherwise requires and
(ii) Seller shall automatically and unconditionally be released and discharged from any Liability or obligation under this Agreement without the requirement of any further action by any Person. Any attempted assignment in violation of this Section 13.06 shall be void ab initio.

Section 13.07. No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements are for the sole benefit of the Parties and their respective successors and permitted assigns, and, except as expressly set forth in the applicable Transaction Agreement, nothing in the Transaction Agreements shall create or be deemed to create any third-party beneficiary rights in any Person not a party to the Transaction Agreements, including any Affiliates of any Party.

Section 13.08. Entire Agreement. This Agreement (including the Disclosure Schedules) and the other Transaction Agreements (and all exhibits and schedules hereto and thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, between the Parties respecting the subject matter hereof and thereof.

Section 13.09. Amendments. The Transaction Agreements (including all exhibits and schedules thereto) may be amended, restated, supplemented or otherwise modified, only by written agreement making specific reference to the applicable Transaction Agreement to be amended, restated, supplemented or otherwise modified, in each case duly executed by each party to such Transaction Agreement.

Section 13.10. Waiver. At any time before the Closing, either Seller or Buyer may
(a)extend the time for the performance of any obligation or other acts of the other Party,
(b)waive any breaches or inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or
(c)waive compliance with any covenant, agreement or condition contained in this Agreement but such waiver of compliance with any such covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any such waiver shall be in a written instrument duly executed by the waiving Party. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy under any Transaction Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 13.11. Governing Law. The Transaction Agreements, and any Action that may be based upon, arise out of or relate or be incidental to any Transaction, any Transaction Agreement, the negotiation, execution, performance or consummation of any of the foregoing or the inducement of any Party to enter into any of the foregoing, whether for breach of contract, tortious conduct or otherwise, and whether now existing or hereafter arising (each, a “Transaction Dispute”), will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied. Seller shall cause the Seller Indemnified Parties, and Buyer shall cause the Buyer Indemnified Parties, to comply with the foregoing as though such Indemnified Parties were a party to this Agreement.

Section 13.12. Dispute Resolution; Consent to Jurisdiction.

(a)Except as otherwise provided in Section 3.06 and Article IX, any Transaction Dispute will exclusively be brought and resolved in the U.S. District Court for the Southern District of New York (where federal jurisdiction exists) or the Commercial Division of the Courts of the State of New York sitting in the County of New York (where federal jurisdiction does not exist), and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally:

(i)submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Transaction Dispute shall be heard and determined in such courts;

(ii)agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute; and

(iii)agrees that the mailing by certified or registered mail, return receipt requested, to the Persons listed in Section 13.03 of any process required by any such court, will be effective service of process; provided, however, that nothing herein will be deemed to prevent a Party from making service of process by any means authorized by the Laws of the State of New York.

(b)The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any Transaction Dispute.

Section 13.13. Waiver of Jury Trial. To the maximum extent permitted by Law, each Party irrevocably and unconditionally waives any right to trial by jury in any forum in respect of any Transaction Dispute and covenants that neither it nor any of its Affiliates or Representatives will assert (whether as plaintiff, defendant or otherwise) any right to such trial by jury. Each Party certifies and acknowledges that (a) such Party has considered the implications of this waiver, (b) such Party makes this waiver voluntarily and (c) such waiver constitutes a material inducement upon which such Party is relying and will rely in entering into the Transaction Agreements. Each Party may file an original counterpart or a copy of this Section 13.13 with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.

Section 13.14. Admissibility into Evidence. All offers of compromise or settlement among the Parties or their Representatives in connection with the attempted resolution of any Transaction Dispute (a) shall be deemed to have been delivered in furtherance of a Transaction Dispute settlement, (b) shall be exempt from discovery and production and (c) shall not be admissible into evidence (whether as an admission or otherwise) in any Action for the resolution of the Transaction Dispute.

Section 13.15. Remedies; Specific Performance.

(a)Except to the extent set forth otherwise in this Agreement (including in Section 12.07), all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)Each Party agrees that irreparable damage would occur and the Parties would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to injunctive relief from time to time to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case (i) without the requirement of posting any bond or other indemnity and
(ii) in addition to any other remedy to which it may be entitled, at law or in equity. Furthermore, each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement, and to specifically enforce the terms of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement. Each Party expressly disclaims that it is owed any duty not expressly set forth in this Agreement, and waives and releases all tort claims and tort causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

Section 13.16. Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Transaction Agreements, or the negotiation, execution, or performance of the Transaction Agreements (including any representation or warranty made in, in connection with, or as an inducement to, the Transaction Agreements), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement or the other Transaction Agreements, as applicable (including, for the avoidance of doubt, any Permitted Assignee of Seller) (“Contracting Parties“). No Person who is not a Contracting Party, including any past, present or future incorporator, member, partner, manager, stockholder, Affiliate or Representative of, and any financial advisor or lender to, any Contracting Party, or any incorporator, member, partner, manager, stockholder, Affiliate or Representative of, and any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates“), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to the Transaction Agreements or based on, in respect of, or by reason of the Transaction Agreements or their negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates.

Section 13.17. Interest. If any payment required to be made to a Party under this Agreement is made after the date on which such payment is due, interest shall accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the Interest Rate. All computations of interest pursuant to this Agreement shall be made on the basis of a year of 365 days, in each case for the actual number of days from (but not including) the first day to (and including) the last day occurring in the period for which such interest is payable.

Section 13.18. Disclosure Schedules and Exhibits. The Disclosure Schedules, Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any capitalized terms used in any Exhibit or Schedule or in the Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement. The representations and warranties of Seller set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure Schedules. Inclusion of information in the Disclosure Schedules will not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Transferred Assets or Assumed Liabilities or is required to be disclosed hereunder. The Disclosure Schedules have been arranged for purposes of convenience in separately titled Schedules corresponding to the Sections of this Agreement, however, each Schedule of the Disclosure Schedules shall be deemed to incorporate by reference all information disclosed in any other Schedule of the Disclosure Schedules to the extent it is reasonably apparent that the disclosure of such matter is applicable to such Schedule of the Disclosure Schedules.

Section 13.19. Counterparts. Each Transaction Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

SELLER:

GE CAPITAL US HOLDINGS, INC.

By	/s/ Jacob Sigel
Name: Jacob Sigel
Title: Authorized Signatory

BUYER:

WESTERN ALLIANCE BANK

By	/s/ Dale Gibbons
Name: Dale Gibbons
Title: CFO

Signature Page to Asset Purchase Agreement

EXHIBIT A
DEFINITIONS
“Action” means any action, suit, arbitration, proceeding or investigation by or before any Government Authority.

“Additional Loan Documents” means, with respect to each Assumed Credit Agreement, security agreements, cross-collateral and cross-default agreements, environmental indemnities, intercreditor, co-lender and participation agreements, escrow and impound agreements and Lender Title Policies, to the extent applicable.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, however, that for the purposes of this Agreement Seller shall not be deemed an Affiliate of Buyer.

“Agreement” means this Asset Purchase Agreement, dated as of March 29, 2016, by and between Seller and Buyer, including the Disclosure Schedules and the Exhibits, and all amendments to such agreement made in accordance with Section 13.09.

“Allonge ” means an allonge in substantially the form attached hereto as Exhibit D to be executed and delivered by Seller or the appropriate Seller Party.

“Assignment of Loan Documents” means an instrument in a form reasonably acceptable to Buyer to be executed and delivered by Seller or the appropriate Seller Party to sell, assign and transfer to Buyer each Assumed Credit Agreement.

“Assignment of Security Instruments” means an instrument in a form reasonably acceptable to Buyer to be executed and delivered by Seller to sell, assign and transfer Buyer the security for an individual Assumed Loan.

“Assumed Loans” means the loans and loan interests in respect of the Assumed Credit Agreements.

“Backlog” means the commitments to enter into a Credit Agreement set forth on Schedule A-1.

“Bankruptcy and Equity Exception” means the effect on enforceability of
(a) any applicable Law relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.

Exhibit A-1

“Business Employees” has the meaning set forth in the Employee Matters Agreement.

“Buyer Fundamental Representations” means the representations and warranties made in Section 5.01 (Incorporation and Authority of Buyer) and Section 5.06 (Brokers).

“Buyer Transaction Agreements” means this Agreement and each other Transaction Agreement to which Buyer is named as a party on the signature pages thereto.

“Buyer Transactions” means the transactions contemplated by the Buyer Transaction Agreements.

“Closing Conditions” means conditions to the respective obligations of the Parties to consummate the transactions contemplated by this Agreement, as set forth in Section
10.01 and Section 10.02.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” the means the Confidentiality Agreement dated August 27, 2015, by and between Buyer and Seller or one of its current or former Affiliates, as the same may be amended from time to time in accordance with its terms.

“Consent” means any consent, approval or authorization.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “Controlled,” “under common Control with” and “Controlling” shall have correlative meanings.

“Credit Agreement” means any credit agreement, loan agreement, note or similar agreement or instrument pursuant to which loans or other extensions of credit are or may be made by any Seller Party to one or more borrowers or obligors, together with all exhibits and schedules to any thereof, and all amendments, waivers and modifications with respect thereto.

“Credit Agreement Agent” means the administrative agent, collateral agent or other representative of, any bank, lender, financial institution or other Person extending credit under or in connection with any Credit Agreement or other contract.

“Cut-Off Date Portfolio Tape” means the computer disk, computer tape or other electronic data format delivered to Buyer pursuant to Section 3.02(a)(vii) setting forth, as of the close of business on the last Business Day of the month immediately preceding the Closing Date, the Portfolio Information for each Credit Agreement to be transferred to Buyer at Closing.

“Disclosure Schedules” means the disclosure schedules dated as of the Agreement Date delivered by Seller to Buyer, and which form a part of this Agreement.

“Effective Time” means 12:01 a.m. (Eastern Time) on the Closing Date.

Exhibit A-2

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

“Fees” means revenues from upfront fees, unused line fees, prepayment fees, fees for serving as Credit Agreement Agent, letter of credit fees, management fees and other fees.

“GAAP” means U.S. generally accepted accounting principles.

“Government Authority” means any U.S. federal, state or local or any supra- national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Governing Documents” means, with respect to any particular Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (b) if a limited partnership, the limited partnership agreement and the certificate of limited partnership;
(c) if a limited liability company, the articles or certificate of organization or formation and the operating agreement; (d) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; and

(a)	any amendment, modification or supplement to the forgoing.

“Interest Rate” means the rate of interest per annum equal to the rate of interest published from time to time by the Wall Street Journal as the prime rate at the largest U.S. money center banks.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of Seller” means the actual knowledge of the following Persons as of the Agreement Date: Tim Morris, Joshua Alesch, Daniel Juni, Scott Andrews and Clarence Nunn.

“Law” means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, Order or other requirement or rule of law (including common law).

“Liabilities” means any liability, debt, guarantee, claim, demand, expense, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description, including all costs and expenses related thereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.

“Loan Documents” means, collectively, the Material Loan Documents and the Additional Loan Documents.

“Loan Mortgage” means, with respect to each Assumed Credit Agreement, the mortgage, deed of trust, security deed (deed to secure debt) or other instrument creating a lien on a fee simple or leasehold estate in real property and securing an Assumed Credit Agreement.
Exhibit A-3

“Loan Note” means the original executed promissory note or notes evidencing the indebtedness of an Obligor under the applicable Assumed Loan (or, to the extent any such original executed promissory note cannot be found, a copy of such promissory note, together with a lost note affidavit from Seller and the applicable Seller Party), together with any rider, addendum or amendment thereto.

“Loan Portfolio Purchase Price Amount” means the dollar amount equal to the sum of (a) 95% of the aggregate Principal Balances under the Assumed Credit Agreements determined as of the Effective Time, plus (b) the amount of accrued but unpaid interest (or accrued non-cash PIK or similar interest that could be added to the Principal Balance for each Assumed Credit Agreement as of the next interest payment date) owing to a Seller Party under the Assumed Credit Agreement as of the Effective Time.

“Loan Property” means, with respect to any Assumed Credit Agreement, any real property securing such Assumed Credit Agreement.

“Losses” means all losses, damages, costs, expenses, Liabilities, deficiencies, judgments, interest, penalties and fines actually suffered or incurred and paid (including reasonable expenses of investigation, enforcement and attorneys’ fees and expenses associated therewith).

“Material Loan Documents” means, with respect to each Assumed Credit Agreement, the Credit Agreement, the Loan Mortgage, the Loan Note, pledge agreements, deposit account control agreements, guaranties, and letters of credit, including, in each case, any material modifications, amendments, supplements or replacements thereto, to the extent applicable.

“Material Permits” means material Permits required in respect of the Assumed Credit Agreements.

“Net Accruals” means the amount of Fees, expenses and other amounts accrued but not received by the Seller Parties under the Assumed Credit Agreements, plus the amount of any prepaid expenses relating to items that will accrue to the benefit of Buyer after the Effective Time, less the amount of any accrued but unpaid expenses relating to Transferred Employees (including any accrued but unpaid bonus, incentive compensation and other employee-related expenses), in each case determined as of the Effective Time in accordance with GAAP.

“Notice of Assignment of Assumed Loan” means a notice of assignment in a form reasonably acceptable to Buyer to be executed and delivered by Seller to notify each Obligor under an Assumed Loan of the assignment of such Assumed Loan to Buyer.

“Obligor” means any Person that is an obligor, borrower or lessee under any Credit Agreement.

“Order” means any order, writ, judgment, injunction, temporary restraining order, decree, stipulation, determination or award entered by or with any Government Authority.

Exhibit A-4

“Permits” means all permits, licenses, Consents, registrations, concessions, grants, franchises, certificates, identification numbers exemptions, waivers, and filings issued or required by any Government Authority under applicable Law.

“Permitted Assignee” means a Person that is either: (i) General Electric Company or (ii) a direct or indirect subsidiary of General Electric Company.

“Permitted Liens” means the following Liens:

(a)Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings;

(b)Liens created by or through, or resulting from any facts or circumstances relating to, Buyer or its Affiliates; and

(c)Liens arising out of, under or in connection with this Agreement or the other Transaction Agreements.

“Person” means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

“Portfolio Information” means the information from the following fields of the Portfolio Tapes: transaction identifier (column B); Principal Balance (column AB); unfunded amount (column AD); transaction maturity date (column AE); loan type (column AF); yield (column AN); and relationship syndication status (column AO).

“Portfolio Tapes” means the Signing Date Portfolio Tape and the Cut-Off Date Portfolio Tape.

“Post-Closing Tax Period” means any Tax period beginning after the Effective Time and, with respect to any Tax period beginning before and ending after the Effective Time, the portion of such period beginning after the Effective Time.

“Pre-Closing Period” means the period beginning on the Agreement Date and ending on the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms.

“Pre-Closing Tax Obligations” means any Taxes for which Seller is liable pursuant to this Agreement.

“Pre-Closing Tax Period” means any Tax period ending before the Effective Time and, with respect to any Tax period beginning before and ending after the Effective Time, the portion of such period ending at the Effective Time.

“Principal Balance” means, with respect to any Credit Agreement at any time, the outstanding unpaid principal balance held by the applicable Seller Party under such Credit

Exhibit A-5

Agreement at such time (including interest and certain protective advances which have been capitalized or otherwise added to principal).

“Representative” of a Person means the directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

“Required Approvals” means the approvals set forth on Schedule 10.02(b).

“Required Notices” means the notifications set forth on Schedule 10.02(b).

“Seller Designee” means any Affiliate of Seller designated by Seller as a “Seller Party” hereunder.

“Seller Fundamental Representations” means the representations and warranties made in Section 4.01 (Organization and Good Standing), Section 4.02 (Authorization of Agreement), Section 4.10 (Brokers) and Section 4.11(b) (Credit Agreements).

“Seller Plans” means each employee benefit plan, program or policy, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), “multi-employer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, and any bonus, incentive, deferred compensation, vacation, paid time off, stock purchase, stock option, equity incentive, retention, severance, employment, change of control or fringe benefit plan, program or policy that, in each case, (i) is sponsored, maintained or contributed to, or required to be contributed to, by the Seller Parties or any of their Affiliates and (ii) under which the Seller Parties or any of their Affiliates has or have any obligation or Liabilities.

“Seller Transaction Agreements” means this Agreement and each other Transaction Agreement to which any Seller Party is named as a party on the signature pages thereto.

“Seller Transactions” means the transactions contemplated by the Seller Transaction Agreements.

“Signing Date Portfolio Tape” means the computer disk, computer tape or other computer format delivered to Buyer setting forth, as of February 29, 2016, the Portfolio Information for each Credit Agreement to be transferred to Buyer at Closing.

“Subsidiary” of any specified Person means any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising Control.

“Tax” or “Taxes” means all income, excise, gross receipts, ad valorem, value- added, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll,
Exhibit A-6

intangibles or other taxes of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority with respect thereto.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, claims for refunds and information returns) required to be supplied to a Taxing Authority relating to Taxes.

“Taxing Authority” means any U.S. federal, state or local or non-
U.S. jurisdiction (including any subdivision and any revenue agency of a jurisdiction) imposing Taxes and the agencies, if any, charged with the collection of such Taxes for such jurisdiction.

“Transaction Agreements“ means this Agreement, the Intellectual Property License Agreement, the Transition Services Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Assignment of Loan Documents and the Assignment of Security Instruments, in each case including all exhibits and schedules thereto and all amendments thereto made in accordance with the respective terms thereof, and any other documents, agreements, instruments, certificates or deliverables executed in connection therewith.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“Transfer Taxes” means any sales Tax, use Tax, direct or indirect real property transfer or gains Tax, documentary stamp Tax, business and occupation Tax, value added Tax or similar Taxes and all related fees.

“Transferred Employees” has the meaning set forth in the Employee Matters Agreement.

“U.S. ” means the United States of America.

Action.................................................................................................................................Exhibit A
Additional Loan Documents ..............................................................................................Exhibit A
Adjustment Statement............................................................................................... Section 3.05(a)
Affiliate ..............................................................................................................................Exhibit A
Agented Loans .............................................................................................................. Section 6.07
Agreement......................................................................................................................... Exhibit A
Agreement Date ................................................................................................................. Preamble
Allonge.............................................................................................................................. Exhibit A
Assignment of Loan Documents....................................................................................... Exhibit A
Assignment of Security Instruments................................................................................. Exhibit A
Assumed Credit Agreements ................................................................................ Section 2.01(a)(i)
Assumed Liabilities ..................................................................................................Section 2.01(b)
Assumed Loans ................................................................................................................. Exhibit A
Backlog ............................................................................................................................. Exhibit A
Bankruptcy and Equity Exception .................................................................................... Exhibit A
Bill of Sale, Assignment and Assumption Agreement ....................................... Section 3.02(a)(iv)
Bulk Sales Laws............................................................................................................ Section 6.10
Exhibit A-7

Business Day..................................................................................................................... Exhibit A
Business Employees...........................................................................................................Exhibit A
Buyer.................................................................................................................................. Preamble
Buyer Closing Deliverables ......................................................................................Section 3.02(b)
Buyer Fundamental Representations .................................................................................Exhibit A
Buyer Indemnified Parties ...................................................................................... Section 12.02(a)
Buyer Transaction Agreements..........................................................................................Exhibit A
Buyer Transactions ............................................................................................................Exhibit A
Buyer’s Tax Contest ..................................................................................................... Section 9.04
Claim........................................................................................................................... Section 12.04
Claim Objection Notice .......................................................................................... Section 12.06(a)
Claim Objection Period........................................................................................... Section 12.06(a)
Closing .......................................................................................................................... Section 2.03
Closing Conditions.............................................................................................................Exhibit A
Closing Date.................................................................................................................. Section 2.03
Closing Notice .......................................................................................................... Section 3.04(a)
Closing Payment ................................................................................................... Section 3.04(a)(i)
Closing Purchase Price ............................................................................................. Section 3.05(a)
Code ...................................................................................................................................Exhibit A
Confidentiality Agreement.................................................................................................Exhibit A
Consent ..............................................................................................................................Exhibit A
Consultation Period...................................................................................................Section 3.06(b)
Contracting Parties...................................................................................................... Section 13.16
Control ...............................................................................................................................Exhibit A
Credit Account Balance ................................................................................................ Section 3.03
Credit Accounts ............................................................................................................ Section 3.03
Credit Agreement...............................................................................................................Exhibit A
Credit Agreement Agent ....................................................................................................Exhibit A
Cut-Off Date Portfolio Tape ..............................................................................................Exhibit A
Deductible Amount ........................................................................................Section 12.02(b)(i)(B)
Disclosure Schedules .........................................................................................................Exhibit A
Effective Time ...................................................................................................................Exhibit A
Employee Matters Agreement ....................................................................................... Article VIII
ERISA ................................................................................................................................Exhibit A
Estimated Closing Statement .................................................................................... Section 3.04(a)
Estimated Credit Account Balance ........................................................................... Section 3.04(a)
Estimated Loan Portfolio Purchase Price Amount ................................................... Section 3.04(a)
Estimated Net Accruals............................................................................................. Section 3.04(a)
Excluded Liabilities .................................................................................................. Section 2.01(c)
Fees ....................................................................................................................................Exhibit A
Final Purchase Price Statement................................................................................. Section 3.06(c)
GAAP.................................................................................................................................Exhibit A
Governing Documents .......................................................................................................Exhibit A
Government Approvals ............................................................................................. Section 6.04(a)
Government Authority .......................................................................................................Exhibit A
Indemnitee................................................................................................................... Section 12.04

Exhibit A-8

Indemnitor................................................................................................................... Section 12.04
Independent Accounting Firm .................................................................................. Section 3.06(c)
Intellectual Property License Agreement............................................................. Section 3.02(a)(ii)
Interest Rate .......................................................................................................................Exhibit A
IRS .....................................................................................................................................Exhibit A
Knowledge of Seller ..........................................................................................................Exhibit A
Law ....................................................................................................................................Exhibit A
Lender Title Policy ................................................................................................... Section 4.11(a)
Liabilities ...........................................................................................................................Exhibit A
Lien ....................................................................................................................................Exhibit A
Loan Mortgage...................................................................................................................Exhibit A
Loan Note...........................................................................................................................Exhibit A
Loan Portfolio Purchase Price Amount .............................................................................Exhibit A
Loan Property.....................................................................................................................Exhibit A
Losses.................................................................................................................................Exhibit A
Material Loan Documents..................................................................................................Exhibit A
Material Permits.................................................................................................................Exhibit A
Net Accruals.......................................................................................................................Exhibit A
Nonparty Affiliates ..................................................................................................... Section 13.16
Notice of Assignment of Assumed Loan ...........................................................................Exhibit A
Notice of Claim........................................................................................................... Section 12.04
Notice of Disagreement ............................................................................................ Section 3.06(a)
Obligor ...............................................................................................................................Exhibit A
Order ..................................................................................................................................Exhibit A
Outside Date............................................................................................................Section 11.01(d)
Participation Arrangement ........................................................................................Section 2.02(b)
Parties................................................................................................................................. Preamble
Permits ...............................................................................................................................Exhibit A
Permitted Assignee ............................................................................................................Exhibit A
Permitted Liens ..................................................................................................................Exhibit A
Person.................................................................................................................................Exhibit A
Portfolio Information .........................................................................................................Exhibit A
Portfolio Tape ....................................................................................................................Exhibit A
Post-Closing Adjustment .............................................................................................. Section 3.07
Post-Closing Period ...........................................................................................................Exhibit A
Pre-Closing Period .............................................................................................................Exhibit A
Pre-Closing Tax Obligations..............................................................................................Exhibit A
Pre-Closing Tax Period......................................................................................................Exhibit A
Principal Balance ...............................................................................................................Exhibit A
Purchase Price............................................................................................................... Section 3.01
Representative....................................................................................................................Exhibit A
Required Approvals ...........................................................................................................Exhibit A
Required Notices................................................................................................................Exhibit A
Review Period ........................................................................................................... Section 3.05(c)
Seller .................................................................................................................................. Preamble
Seller Banker................................................................................................................. Section 4.10

Exhibit A-9

Seller Closing Deliverables....................................................................................... Section 3.02(a)
Seller Designee ..................................................................................................................Exhibit A
Seller Fundamental Representations..................................................................................Exhibit A
Seller Indemnified Parties........................................................................................... Section 12.03
Seller Parties ...................................................................................................................... Preamble
Seller Plans.........................................................................................................................Exhibit A
Seller Transaction Agreements ..........................................................................................Exhibit A
Seller Transactions.............................................................................................................Exhibit A
Seller’s Tax Contest...................................................................................................... Section 9.04
Shared Tax Return ........................................................................................................ Section 9.03
Signing Date Portfolio Tape ..............................................................................................Exhibit A
Sub-Agency Arrangements........................................................................................... Section 6.07
Subsidiary ..........................................................................................................................Exhibit A
Survival Date .............................................................................................................. Section 12.01
Tax .....................................................................................................................................Exhibit A
Tax Dispute................................................................................................................... Section 9.08
Tax Proceeding ............................................................................................................. Section 9.04
Tax Returns........................................................................................................................Exhibit A
Taxes ..................................................................................................................................Exhibit A
Taxing Authority................................................................................................................Exhibit A
Third Party Claim ....................................................................................................... Section 12.04
Third Party Consents..................................................................................................... Section 6.05
Transaction Agreements ....................................................................................................Exhibit A
Transaction Dispute .................................................................................................... Section 13.11
Transactions .......................................................................................................................Exhibit A
Transfer Taxes ...................................................................................................................Exhibit A
Transferred Assets .................................................................................................... Section 2.01(a)
Transferred Books and Records.......................................................................... Section 2.01(a)(iii)
Transferred Employees ......................................................................................................Exhibit A
Transition Services Agreement........................................................................... Section 3.02(a)(iii)
U.S. ....................................................................................................................................Exhibit A

Exhibit A-10